                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FIRST LIBERTY FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         FIRST LIBERTY FINANCIAL CORP.
                               201 SECOND STREET
                              MACON, GEORGIA 31297

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 29, 1997

     NOTICE HEREBY IS GIVEN that the 1997 Annual Meeting of Stockholders of First Liberty Financial Corp. (the "Company") will be held in the Ballroom of the Crowne Plaza Hotel, 108 First Street, Macon, Georgia, on Wednesday, January 29, 1997, at 2:00 p.m., local time, for the purpose of considering and voting upon:

          1. A proposal to elect four directors.

          2. Such other business as properly may come before the Annual Meeting or any adjournments thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on December 12, 1996 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                           By Order of the Board of Directors.

                                           /S/ RICHARD A. HILLS, JR.

                                           RICHARD A. HILLS, JR.
                                           Secretary

Macon, Georgia
December 19, 1996

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU WISH.

                         FIRST LIBERTY FINANCIAL CORP.
                               201 SECOND STREET
                              MACON, GEORGIA 31297

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                JANUARY 29, 1997

     This Proxy Statement is furnished to the stockholders of First Liberty Financial Corp. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1997 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, January 29, 1997, in the Ballroom of the Crowne Plaza Hotel, 108 First Street, Macon, Georgia, at 2:00 p.m., local time.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is December 19, 1995.

                                     VOTING

GENERAL

     The securities which can be voted at the Annual Meeting consist of common stock of the Company, $1.00 par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is December 12, 1996. On the record date, 7,121,251 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

     In voting for the proposal to elect directors, stockholders may vote in favor of all nominees or withhold their votes as to specific nominees. The vote required to approve that proposal is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

     The Company believes that a total of 2,257,356 shares held by directors and executive officers of the Company, constituting approximately 32% of the outstanding Common Stock, will be voted in favor of the proposal to elect directors.

PROXIES

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE PROXY CARD. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     All proxy cards delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company at First Liberty Financial Corp., 201 Second Street, Macon, Georgia 31297, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

     All expenses incurred in connection with the solicitation of proxies will be paid by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee of $3,000 plus reimbursement of out-of-pocket costs. Solicitation also may be undertaken by mail, telephone and personal contact by directors and executive officers of the Company without additional compensation.

STOCK OWNERSHIP

     All share data has been adjusted to give effect to the Company's 3-for-2 stock split as of October 1, 1996.

  Principal Stockholders

     The following table sets forth information as of December 1, 1996, regarding the ownership of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of Common Stock. [Footnotes appear after the second following table.]

                                                                            SHARES          PERCENT
                                                                         BENEFICIALLY         OF
                           NAME AND ADDRESS                                OWNED(1)          CLASS
-----------------------------------------------------------------------  ------------       -------
Thomas H. McCook.......................................................     802,987(2)       11.28%
  4848 Brittany Drive
  Macon, Georgia 31210
Robert F. Hatcher......................................................     490,595(3)        6.81%
  4870 Forsyth Road
  Macon, Georgia 31210
Alfa Mutual Insurance Company..........................................     409,875(4)        5.76%
  C. Lee Ellis
  P.O. Box 11000
  Montgomery, Alabama 31698

  Directors and Executive Officers

     The following table sets forth information as of December 1, 1996, regarding the ownership of Common Stock by each director (including nominees for director) of the Company and by the executive officers of the Company and its subsidiaries, First Liberty Bank (the "Bank") and Liberty Mortgage Corporation (the "Mortgage Company"), named in the Summary Compensation Table on pages 6 and 7, and by all directors and executive officers as a group. An asterisk (*) indicates less than one percent (1%) of outstanding Common Stock.

                                                                            SHARES          PERCENT
                                                                         BENEFICIALLY         OF
                           NAME AND POSITION                               OWNED(1)          CLASS
-----------------------------------------------------------------------  ------------       -------
F. Don Bradford........................................................       123,096(5)      1.73%
  Director
Richard W. Carpenter...................................................       115,341(6)      1.62%
  Director
Charles G. Davis.......................................................        62,997(7)         *
  Executive Officer

                                                                            SHARES          PERCENT
                                                                         BENEFICIALLY         OF
                           NAME AND POSITION                               OWNED(1)          CLASS
-----------------------------------------------------------------------  ------------       -------
C. Lee Ellis...........................................................       409,875(4)      5.76%
  Director
Robert F. Hatcher......................................................       490,595(3)      6.81%
  Director and Executive officer
Richard A. Hills, Jr...................................................        30,143(8)         *
  Executive Officer
Melvin I. Kruger.......................................................        14,236(9)         *
  Director and nominee
Thomas H. McCook.......................................................       802,987(2)     11.28%
  Director
George A. Molloy.......................................................        10,103(10)        *
  Executive Officer
Harold W. Peavy, Jr....................................................       290,140(11)     4.08%
  Director and nominee
Herbert M. Ponder, Jr..................................................         8,001(12)        *
  Director and nominee
J. Larry Wallace.......................................................        52,735(13)        *
  Executive Officer
Jo Slade Wilbanks......................................................        10,425(14)        *
  Director and nominee
All directors and executive officers as a group........................     2,539,706(15)    34.35%
  (18 persons)

---------------

 (1) The information shown above is based upon information furnished to the Company by the named persons or by documents filed with the Securities and Exchange Commission ("SEC"). Beneficial ownership as reported in the tables has been determined in accordance with SEC regulations. Included are shares of Common Stock which may be acquired (i) within 60 days of December 1, 1996 upon the exercise of stock options ("Option Shares"), and (ii) at any time upon the conversion of the Company's Series B 6.0% Cumulative Convertible Preferred Stock ("Conversion Shares"). Also included are shares allocated to the accounts of certain executive officers under the Company's Employee Savings and Stock Ownership Plan ("ESSOP Shares"). Not included are shares which may be acquired upon the exercise of stock options not exercisable within 60 days of December 1, 1996 and shares allocated to the accounts of certain directors and executive officers under the Company's Nonqualified Deferred Compensation Plan, with respect to which those directors and executive officers do not have voting and investment power. The persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons unless otherwise indicated.
 (2) Includes 153,000 shares held by Mr. McCook as trustee for his children and 9,000 Option Shares.
 (3) Includes 19,170 ESSOP Shares, 60,000 shares held in other retirement plans, 75,000 shares owned by two corporations with respect to which Mr. Hatcher has sole voting and investment power, 4,025 shares owned by or for the benefit of his wife, 11,775 shares held in a fiduciary capacity, and 95,250 Option shares. See also "Proposal -- Election of Directors -- Executive Employment Agreements."
 (4) The shares shown as owned beneficially by Alfa Mutual Insurance Company ("Alfa") include shares held by certain Alfa affiliates and 8,250 shares held by C. Lee Ellis, a director of the Company who serves as Executive Vice President, Investments, of Alfa, and 9,000 Option Shares under stock options granted to Mr. Ellis. Mr. Ellis is deemed to beneficially own the shares owned by Alfa by virtue of his position with Alfa.

 (5) Includes 12,340 shares owned by Mr. Bradford's wife, 1,294 shares held in a retirement plan, 52,500 shares owned by family partnership of which Mr. Bradford is the general partner, and 9,000 Option Shares.
 (6) Includes 37,641 shares owned by a family partnership of which Mr. Carpenter is the general partner, 60,600 shares owned by a profit-sharing plan of which he is the beneficial owner, and 9,000 Option Shares.
 (7) Includes 13,490 ESSOP shares, 675 shares held in another retirement plan, and 17,250 Option Shares.
 (8) Includes 600 shares owned by Mr. Hills jointly with his wife, 600 shares owned solely by his wife, and 21,225 Option Shares.
 (9) Includes 5,236 shares owned by Mr. Kruger jointly with his wife and 9,000 Option Shares.
(10) Includes 728 ESSOP Shares and 9,375 Option Shares.
(11) Includes 127,544 shares owned by a corporation with respect to which Mr. Peavy has sole voting and investment power, 1,500 Option Shares, and 1,250 Conversion Shares.
(12) Includes 3,000 Option Shares.
(13) Includes 17,985 ESSOP Shares, 2,250 shares held in trust for Mr. Wallace's children, 363 shares owned by his wife, and 21,750 Option Shares.
(14) Includes 9,000 Option Shares.
(15) Includes 78,279 ESSOP Shares, 392,625 shares owned by Alfa, 1,250 Conversion Shares, and 281,100 Option Shares.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine members, eight of whom are non-employee directors. The other director is the Company's President and Chief Executive Officer. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders during a three-year period and approximately one-third of the Board members are elected annually.

     The following nominees have been selected by a nominating committee of the Board for submission to the stockholders: Harold W. Peavy, Jr. for a one-year term expiring at the 1998 annual meeting; and Melvin I. Kruger, Jo Slade Wilbanks, and Herbert M. Ponder, Jr. for three-year terms expiring at the 2000 annual meeting. Mr. Ponder was appointed to a new position on the Board in March 1996. Mr. Peavy, formerly the principal stockholder of Middle Georgia Bank ("MGB"), was appointed to a new position on the Board in November 1996 pursuant to a commitment made by the Board in connection with the Company's acquisition of MGB in November 1996 that he be so appointed and that he be nominated for election by the stockholders at the Annual Meeting. Mr. Kruger and Ms. Wilbanks were elected to the Board at the 1996 annual meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE FOUR NOMINEES NAMED ABOVE TO SERVE FOR THE TERMS INDICATED.

     If any nominee should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or determine to reduce the number of directors.

     Information as of December 1, 1996 about each of the nominees and each director serving an unexpired term is set forth below. Their respective ownership of common stock is set forth in the table on page 2 and 3.

NOMINEE FOR ELECTION TO A TERM EXPIRING IN 1998:

     Harold W. Peavy, Jr. Mr. Peavy is the retired founder and president of Middle Georgia Bank in Byron, Georgia. He was appointed to the Board of the Company and the Board of the Bank in November 1996. Mr. Peavy is 60.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000:

     Melvin I. Kruger. Mr. Kruger is President and Chief Executive Officer of L.E. Schwartz & Son, Inc., Macon, Georgia. He has served as a director of the Company since 1993 and as a director of the Bank since July 1995. Mr. Kruger is 67.

     Herbert M. Ponder, Jr. Mr. Ponder is the retired President of Bank South, Macon, in Macon, Georgia. He has served as a director of the Company and of the Bank since March 1996. Mr. Ponder is 61.

     Jo Slade Wilbanks. Ms. Wilbanks is Central Region Manager of Georgia Power Company, Macon, Georgia. She has served as a director of the Company since 1994 and as a director of the Bank since July 1995. Ms. Wilbanks is 49.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998:

     F. Don Bradford. Mr. Bradford is the retired Chairman of the Board and owner of Macon Janitor Service, Inc., Macon, Georgia. He has served as a director of the Company since 1984 and as a director of the Bank since 1966. Mr. Bradford is 69.

     Richard W. Carpenter. Mr. Carpenter is President of Realmark Holdings Corp., Atlanta, Georgia. He has served as a director of the Company and as a director of the Bank since 1984. Mr. Carpenter is 59.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999:

     C. Lee Ellis. Mr. Ellis is executive Vice President, Investments, of Alfa Mutual Insurance Company, Montgomery, Alabama. Mr. Ellis has served as a director of the Company and as a director of the Bank since 1986. Mr. Ellis is 45.

     Robert F. Hatcher. Mr. Hatcher has served as President and Chief Executive Officer of the Company and as a director of the Company since 1990. He served as President of the Bank's Middle Georgia Division from 1988 until 1989, when he was elected President of the Bank. In 1990, he assumed the additional title of Chief Executive Officer of the Bank. Previously, Mr. Hatcher was Senior Vice President of Trust Company Bank of Middle Georgia, where he had been employed for 27 years. Mr. Hatcher is 55.

     Thomas H. McCook. Mr. McCook is Vice President of Cherokee Culvert Company, Inc., Macon, Georgia. He has served as a director of the Company since 1984, as a director of the Bank since 1978, and as Chairman of the Boards of Directors of both entities since 1990. Mr. McCook is 57.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR COMPENSATION

     The Board of Directors of the Company conducts regular meetings, generally on a monthly basis, and also conducts some of its business through meetings of the three committees described below. Additionally, all of the directors are members of the Bank's Board of Directors. The Board of Directors of the Company met 14 times during the fiscal year ended September 30, 1996. All of the directors attended at least 75% of the Board meetings.

     The Audit Committee is responsible for reviewing with the Company's independent accountants the scope and results of their audit engagement and management letter, consulting with management with regard to the Company's accounting methods and the adequacy of its internal controls, and overseeing and reviewing the Company's internal auditing procedures. Mr. Bradford, Mr. Carpenter, Mr. Ellis, Mr. Kruger, Mr. Ponder and Ms. Wilbanks were members of this committee during the fiscal year. The committee met 8 times during the year.

     The Corporate Strategy Committee is responsible for reviewing and evaluating the Company's strategic alternatives and its proposed acquisitions as recommended by the Company's management. Mr. Bradford, Mr. Carpenter, Mr. Ellis, Mr. Hatcher, Mr. Kruger, Mr. McCook, Mr. Ponder and Ms. Wilbanks were members of this committee during the fiscal year. The committee met 12 times during the year.

     The Compensation and Benefits Committee is responsible for determining the compensation levels of the Company's executive officers, reviewing and evaluating the Company's various benefit programs, and reviewing and setting the level of fees paid to directors. Mr. Bradford, Mr. Carpenter, Mr. Ellis, Mr. Kruger, Mr. McCook, Mr. Ponder and Ms. Wilbanks were members of this committee during the fiscal year. The committee met 6 times during the year.

     In addition to these committees of the Board of Directors, certain directors served during the year as members of the Bank's Senior Loan Committee and its Community Reinvestment Act Committee.

     Outside directors, i.e., those not employed by the Company or the Bank, are paid the following fees: (i) Board of Directors -- Annual retainer of $6,000 paid in quarterly installments and $500 (Chairman $800) per meeting attended or excused absence; (ii) Corporate Strategy Committee -- $250 per meeting; (iii) other committees -- $150 per meeting. During the fiscal year ended September 30, 1996, those directors received total fees of $131,350, in the aggregate.

     Effective in December 1996, the Board voted to change the committee membership structure so that each outside director will serve only on certain committees (and not on all committees), and to increase the fees paid for all committee meetings to $250 ($350 for committee chairmen).

     The First Liberty Financial Corp. 1995 Director Stock Option Plan (the "DSOP") was adopted by the Board in November 1995 and approved by the stockholders in January 1996. The DSOP is intended to further the growth and development of the Company by encouraging non-employee directors of the Company to expand their ownership interests in the Company by purchasing its Common Stock. It is intended that the DSOP will provide such persons with an added incentive to continue to serve as directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company, thereby more closely aligning their interests with those of stockholders generally. A total of 75,000 shares of Common Stock is authorized for issuance under the DSOP. The DSOP is a "formula plan" which specifies when and in what amounts options are to be granted to eligible directors. Following stockholder approval of the DSOP, each director then in office (Mr. Bradford, Mr. Carpenter, Mr. Ellis, Mr. Kruger, Mr. McCook and Ms. Wilbanks) received an initial grant of 7,500 shares at an exercise price of $14.67 per share. Upon Mr. Ponder's appointment to the board in March 1996, he received an initial grant of 1,500 shares at an exercise price of $14.50 per share. Based upon the Company's return on equity for fiscal year 1996 (which exceeded the 10% minimum requirement of the DSOP), each of the seven non-employee directors of the Company during that year received an additional grant of 1,500 shares at a price of $20.25 per share. Upon Mr. Peavy's appointment to the Board in November 1996, he received an initial grant of 1,500 shares at a price of $20.50 per share. No options granted under the DSOP have been exercised and 16,500 shares are presently available for issuance thereunder. All share data and exercise prices have been adjusted to give effect to the Company's 3-for-2 stock split as of October 1, 1996.

EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid to the Company's chief executive officer and the Company's other four most highly compensated executive officers who received an annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers") for each of the Company's last three completed fiscal years. All share data has been adjusted to give effect to the Company's 3-for-2 stock split effective as of October 1, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                                              SECURITIES
                                                     ANNUAL COMPENSATION      UNDERLYING     ALL OTHER
                                                   -----------------------     OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)     (NO.)(2)        ($)(3)
------------------------------------------  ----   ---------   -----------   ------------   ------------
Robert F. Hatcher.........................  1996    247,008       98,803        37,500          6,250
  President and Chief Executive Officer     1995    235,000       82,250           -0-          5,998
  of the Company and the Bank               1994    205,000       51,250        31,500(4)       5,347

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                                              SECURITIES
                                                     ANNUAL COMPENSATION      UNDERLYING     ALL OTHER
                                                   -----------------------     OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)(1)     (NO.)(2)        ($)(3)
------------------------------------------  ----   ---------   -----------   ------------   ------------
Charles G. Davis..........................  1996    132,375       25,500        15,000(5)       6,146
  Executive Vice President                  1995    126,125       24,400           -0-          5,805
  of the Bank                               1994    120,625       17,475         9,000(5)       4,237
J. Larry Wallace..........................  1996    129,339       24,800        15,000(5)       5,298
  Executive Vice President                  1995    122,563       23,600           -0-          5,010
  of the Bank                               1994    116,875       17,025         9,000(5)       4,318
George A. Molloy..........................  1996    128,750       25,000         7,500(5)       3,788
  President and Chief Executive Officer     1995     45,032        8,333        22,500(5)       1,188
  of the Mortgage Company(6)                1994         --           --            --             --
Richard A. Hills, Jr......................  1996    118,625       23,200         7,500(5)       5,606
  Executive Vice President and General      1995    114,750       22,200           -0-          4,767
  Counsel, Corporate Secretary, of the      1994    109,875       15,975         9,000(5)       3,680
  Company (7)

---------------

(1) Payments under the Company's Officer Profit Sharing Plan -- See pages 8 and
     9.
(2) Grants of incentive stock options under the Company's 1992 Stock Incentive Plan (the "1992 Plan") -- See page 8. All share data has been adjusted to give effect to the Company's 3-for-2 stock split as of October 1, 1996.
(3) Contributions by the Company under the ESSOP -- See page 10.
(4) The options granted to Mr. Hatcher in fiscal year 1994 vested in equal amounts on the date of grant and on the first and second anniversaries of that date. The options granted in fiscal year 1996 vest in equal amounts on the date of grant and on the first, second and third anniversaries of that date. All unvested options vest in the event of a "change of control" of the Company.
(5) The options granted to Mr. Davis, Mr. Wallace and Mr. Hills in fiscal year 1994 vest in equal amounts on the first, second and third anniversaries of the date of grant. The options granted to Mr. Molloy in fiscal year 1995 vest in equal amounts on the first, second and third anniversaries of the date of grant. The options granted to Mr. Davis, Mr. Wallace, Mr. Molloy and Mr. Hills in fiscal year 1996 vest in equal amounts on the date of grant and on the first, second and third anniversaries of that date. All unvested options vest in the event of a "change of control" of the Company.
(6) Mr. Molloy was employed by the Mortgage Company in May 1995.
(7) Mr. Hills also holds the positions of Senior Vice President and General Counsel and Corporate Secretary of the Bank.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Mr. Hatcher. Robert F. Hatcher was employed as President of the Bank's Middle Georgia Region effective February 1988, and was elected President of the Bank in October 1989. On September 28, 1990, Mr. Hatcher was elected President and Chief Executive Officer of the Company and the Bank. Effective as of November 1, 1990, the Company and the Bank entered into an Executive Employment Agreement with Mr. Hatcher, which provided for (a) Mr. Hatcher's employment at the pleasure of the Board of Directors, (b) a salary subject to annual review by the Board, (c) the grant to Mr. Hatcher of stock options, (d) the payment to him of one year's salary if his employment is terminated for any reason other than cause, and (e) the payment of two years' salary in the event of a "change of control" of the Company or the Bank unless he is offered a comparable position with an acquiring company. Additionally, Mr. Hatcher is entitled to other employment benefits made available to other officers of the Company generally. The agreement has been amended in each successive year to provide for salary increases and the grant of additional stock options as disclosed in this and prior proxy statements. On October 23, 1996, the Board authorized an increase in Mr. Hatcher's annual salary to $260,000 (effective as of October 1, 1996) and granted to him options to purchase 30,000 shares of Common Stock at a price of $17.25 per share, vesting as to 7,500 shares each on the date of grant and one, two and three years from that date, subject to an acceleration of vesting in the event of a "change of control" of the Company.

     Mr. Davis. Charles G. Davis was employed by the Bank in 1976 and presently serves as Executive Vice President in charge of operations. The Bank entered into an agreement with Mr. Davis on August 1, 1990, which provides for the payment to him of one year's salary if his employment is terminated for any reason other than cause or in the event of a "change in control" of the Company or the Bank.

     Mr. Wallace. J. Larry Wallace was employed by the Bank in 1983 and presently serves as Executive Vice President in charge of construction lending. The Bank entered into an agreement with Mr. Wallace on June 28, 1995, which provides for the payment to him of six months salary if his employment is terminated in the event of a "change in control" of the Company or the Bank unless he is offered a comparable position with an acquiring company.

     Mr. Hills. Richard A. Hills, Jr. was employed by the Company and the Bank in 1987 and presently serves as Executive Vice President and General Counsel of the Company, as Senior Vice President and General Counsel of the Bank, and as Secretary of both entities. The Company and the Bank entered into an agreement with Mr. Hills on November 5, 1987, which provides for the payment to him of one year's salary if his employment is terminated for any reason other than cause or in the event of a "change in control" of the Company or the Bank.

     Mr. Molloy. George A. Molloy was employed as President and Chief Executive Officer of the Mortgage Company in May 1995. The Mortgage Company entered into an agreement with Mr. Molloy on May 23, 1995, which provides for the payment to him of six months salary if his employment is terminated in the event of a "change in control" of the Company or the Bank or the Mortgage Company unless he is offered a comparable position with an acquiring company.

STOCK OPTION PLANS

     All share data and exercise prices have been adjusted to give effect to the Company's 3-for-2 stock split as of October 1, 1996.

     1983 Plans. In 1983, the Company established two stock option plans, the 1983 Incentive Stock Option Plan (the "ISO Plan") and the 1983 Restricted Stock Purchase Plan (the "Restricted Plan"), to attract key executive personnel and to encourage their continued employment. The ISO Plan provided for the grant of options intended to qualify as "incentive stock options" under the Internal Revenue Code, while the Restricted Plan was intended to supplement the ISO Plan as an "overflow" mechanism should any incentive stock option granted pursuant to the ISO Plan fail for any reason to qualify as such. Both plans were administered by the Compensation and Benefits Committee of the Company (the "Compensation Committee"). Prior to the expiration of the plans in 1993, options with respect to 171,000 shares of Common Stock had been granted and were still exercisable and, as of September 30, 1996, options with respect to 119,400 of those shares had been exercised.

     1992 Plan. In 1992, the Company adopted a new stock option plan, the First Liberty Financial Corp. 1992 Stock Incentive Plan (the "1992 Plan"), which was approved by the Company's stockholders in 1993. The 1992 Plan was amended in 1995 to increase by 331,500 the number of shares of Common Stock available for grant, and to extend the exercise period for newly granted options to ten years, and that amendment was approved by the Company's stockholders in 1996. This plan was intended to further the growth and development of the Company by encouraging key officers of the Company or its subsidiaries to obtain a proprietary interest in the Company by purchasing its Common Stock. The 1992 Plan provides for both incentive stock options ("ISOs") and non-incentive options. The 1992 Plan is administered by the Compensation Committee.

     A total of 573,000 shares of Common Stock is reserved for issuance under the 1992 Plan. As of September 30, 1996, options with respect to 309,750 shares of Common Stock had been granted and were still exercisable, and options with respect to 18,000 shares of Common Stock had been exercised. The exercise price of each option is determined by the Compensation Committee, although the exercise price for ISOs may not be less than 100% of fair market value of the Common Stock as of the date of grant.

     During the fiscal year ended September 30, 1996, options with respect to 152,250 shares of Common Stock were granted under that plan to the Named Executive Officers and four other executive officers of the Company. Such options vest in equal amounts on the date of grant and on the first, second, and third anniversaries of that date, subject to an acceleration of vesting in the event of a "change of control" of the Company. The Company did not "re-price" any options during the year.

     The following table lists all grants of options under the 1992 Plan to the Named Executive Officers, for the fiscal year ended September 30, 1996, and contains certain information about the potential realizable value of those options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                                                                            REALIZABLE
                                      INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                                   ------------------------                                   ANNUAL
                                   NUMBER OF%     OF TOTAL                                RATES OF STOCK
                                   SECURITIES    OPTIONS                                       PRICE
                                   UNDERLYING   GRANTED TO    EXERCISE                    APPRECIATION(1)
                                    OPTIONS    EMPLOYEES IN     PRICE     EXPIRATION     -----------------
              NAME                  GRANTED    FISCAL YEAR    ($/SHARE)      DATE         5%($)    10%($)
---------------------------------  ---------   ------------   ---------   ----------     -------   -------
Robert F. Hatcher................    37,500        24.63%       14.50        10/1/05     341,961   866,597
Charles G. Davis.................    15,000         9.85%       14.67        1/31/06     138,388   350,703
J. Larry Wallace.................    15,000         9.85%       14.67        1/31/06     138,388   350,703
George A. Molloy.................     7,500         4.93%       14.67        1/31/06      69,194   175,352
Richard A. Hills, Jr.............     7,500         4.93%       14.67        1/31/06      69,194   175,352

---------------

(1) Assumes a ten-year option term.

     The following table summarizes the aggregate number of options exercised during fiscal year 1996 by the Named Executive Officers and the aggregated values of all options held by the Named Executive Officers as of September 30, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                       OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS
                            ACQUIRED ON                               (NO.)               AT FISCAL YEAR-END(1)($)
                             EXERCISE         VALUE        ---------------------------   ---------------------------
           NAME                (NO.)      REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   --------------   -----------   -------------   -----------   -------------
Robert F. Hatcher.........     30,000         312,900         87,750         18,750        646,898         40,688
Charles G. Davis..........     15,000         182,640         17,250         14,250        141,840         41,520
J. Larry Wallace..........      3,000          33,540         21,750         14,250        184,875         41,520
George A. Molloy..........        -0-             -0-          9,375         20,625         48,750        101,250
Richard A. Hills, Jr......      1,650          17,886         21,225          8,625        198,918         30,270

---------------

(1) Such value is computed by subtracting the option exercise price from the then current market price of the Common Stock and multiplying that result by the applicable number of shares.

OTHER COMPENSATION AND BENEFIT PLANS

     Officer Profit Sharing Plan. The Company adopted the Officer Profit Sharing Plan (the "OPSP") in 1990. Generally, all officers of the Company and its subsidiaries are eligible to participate in the OPSP, which is designed to reward them for their collective effort in maximizing the Company's "core earnings," i.e., the Company's net income from recurring operations. The OPSP provides that if core earnings for the fiscal year in question equal or exceed a predetermined minimum core earnings, the OPSP participants will receive additional cash compensation based upon a percentage of annual salary, with the percentage increasing as the amount of core earnings increases. If the Company's minimum core earnings goal for the fiscal year in question is not attained, no payments are made under the OPSP for that year. If the minimum core earnings goal is attained, there is a "base payment" for all participants, a portion of which is allocated to a performance component for participants other than the Company's executive officers. Payment of the full performance component is dependent upon each participant's performance of certain pre-determined goals for the year. The Company's executive officers other than Mr. Hatcher are entitled to receive two times the applicable base payment and Mr. Hatcher is entitled to receive between three and five times the applicable base payment, as determined annually by the Compensation and Benefits Committee (the "Committee"). For the fiscal year ended September 30, 1996, minimum core earnings for the purpose of the OPSP was set at $8.5 million, which would have entitled each participant to a base payment of 5% of salary. The minimum core earnings goal was exceeded by $1.6 million and the base payment was accordingly increased to 10% of salary under the OPSP. The OPSP is administered by the Committee, which annually establishes the minimum level of core earnings for the OPSP and the salary percentages applicable thereto.

     Employee Savings and Stock Ownership Plan. The First Liberty Financial Corp. Employee Savings and Stock Ownership Plan ("ESSOP") combines in one plan a
Section 401(k) cash-or-deferred plan with an employee stock ownership plan. All employees of the Company and its subsidiaries who meet certain criteria as to hours of service are eligible to participate in the ESSOP. An ESSOP participant may elect to contribute on a before-tax basis up to 10% of his or her compensation per year, subject to a maximum dollar limitation which is adjusted for inflation from time to time. The ESSOP offers five investment alternatives, including Common Stock, in which a participant may invest the funds allocated to his or her account.

     The Company is required to make Employer Matching Contributions of 50% of the participants' net before-tax contributions, up to a maximum of 6% of each participant's compensation for each plan year. Additionally, the Company may make Employer Discretionary Contributions to the ESSOP in an amount equal to not more than 10% of the total compensation paid to each participant during the plan year. The Company's contributions to the ESSOP with respect to any participant become 20% vested after three years of service and vest in increments of 20% for each year of service thereafter, generally becoming 100% vested after seven years of service. Effective January 1, 1997, those contributions will become 100% vested after five years of service.

     Nonqualified Deferred Compensation Plan. In 1994, the Company adopted the First Liberty Financial Corp. Executive Deferred Compensation Plan renamed the Nonqualified Deferred Compensation Plan (the "NDCP"). The NDCP is an unfunded plan maintained for the purpose of allowing compensation payable to a select group of highly compensated officers and directors (including members of the Bank's numerous community boards of directors) to be deferred, based upon an election. The Company has limited the officer eligibility to participate in the NDCP to those officers having the title of First Vice President or above, a group presently comprising approximately twenty officers.

     The NDCP enables its officer participants to defer up to 10% of the amount they would otherwise receive as total compensation and have those funds invested by an independent trustee in one or more of five investment alternatives, including Common Stock. Director participants are permitted to have their funds invested only in Common Stock.

     Additionally, to the extent that officer participants in the NDCP do not receive their full entitlement of Employer Matching Contributions or Employer Discretionary Contributions under the ESSOP due to limitations imposed on their maximum contributions by required discrimination tests, those participants are eligible to defer such amounts under the NDCP. The Company's contributions of such amounts to the NDCP have the same vesting as under the ESSOP.

TRANSACTIONS WITH THE COMPANY

     Loans. The Bank has a policy of offering loans to its directors, officers and employees (who in some cases also are directors, officers and employees of the Company) for the financing and improvement of their personal residences as well as consumer loans. If to directors and certain executive officers and if required by applicable Banking regulations, all such loans are approved in advance by the Bank's Board of Directors and are made on substantially the same terms, including interest rates and collateral, as those for comparable transactions prevailing at the time with unrelated persons and do not involve more than the normal risk of collectibility or contain other unfavorable features.

     During the fiscal year ended September 30, 1996, there were no executive officers or directors of the Company who had loans from the Bank in excess of an aggregate amount of $60,000 per person.

     Loans as a Percentage of Stockholders' Equity. As of September 30, 1996, the aggregate outstanding balance of the Bank's loans to executive officers and directors of the Company and the Bank was approximately $86,400 or 0.1% of stockholders' equity.

     Other Transactions. During the fiscal year ended September 30, 1996, there were no transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000 and in which any director or executive officer of the Company, any nominee for election as a director, any principal stockholder, or any member of the immediate family of any of them had a direct or indirect material interest. See also "Proposal -- Election of Directors."

REPORT ON EXECUTIVE COMPENSATION

     The First Liberty Financial Corp. Compensation and Benefits Committee (the "Committee") makes this report on executive compensation for the fiscal year ended September 30, 1996.

     One of the Committee's responsibilities is to determine the compensation of the executive officers of First Liberty Financial Corp. and its subsidiaries (the "Company"), including those named in the Summary Compensation Table which appears elsewhere in this proxy statement. The components of executive compensation are salary, incentive stock options, bonus awards under the Company's Officer Profit Sharing Plan (the "OPSP"), and contributions by the Company to its retirement plan, the Employee Savings and Stock Ownership Plan (the "ESSOP") and, under certain circumstances, the Nonqualified Deferred Compensation Plan (the "NDCP"). Since the basis for determining the ESSOP and NDCP components of compensation was no different for executive officers than it was for other participants in those plans during fiscal 1996, those plans will not separately be discussed in this report.

     It is the policy of the Committee to determine the salary components of executive compensation principally upon the basis of corporate performance, although the elements of corporate performance may vary from year to year and among the various executive officers. Among the performance factors which the Committee considers are corporate profitability, capital levels, and corporate performance relative to such industry standards as problem asset levels, loan production, regulatory compliance, and asset-liability management. The Committee does not have a formula by which it calculates the relative weight of these performance factors, but it gives significant subjective weight to the increase in the overall value of the Company from year to year. The Committee also considers how the overall level of the Company's executive compensation compares with the executive compensation levels of similar-sized bank and thrift holding companies in the Southeastern United States.

     In order to better carry out its responsibilities, the Committee has continued its prior practice of employing a professional compensation and benefits consultant to conduct an annual executive compensation review for the Company and to make recommendations to the Committee based upon that review. In general, the consultant found that the salary component of executive compensation within the Company was generally within competitive market limits and that the chief executive officer's salary was within competitive limits. The consultant also determined that the bonus component of executive compensation was within competitive limits. All other employment benefits of the executive officer group were found to be generally within competitive limits.

     In setting the fiscal 1996 compensation of Robert F. Hatcher, the Company's President and Chief Executive Officer, which included a salary increase of approximately 5% and a continuation of the level of his OPSP bonus award within a range of from 30% to 50% of salary, the Committee did not apply an objective formula but did take into account the factors listed below. It should, however, be noted that the amount of the base OPSP bonus award is objectively determined for all officers of the Company, including Mr. Hatcher.

          1. During fiscal 1995, the Company continued to increase in value, as reflected by an approximate 25% increase in stockholders' equity from fiscal 1994. During that same period, the market value of the Company's common stock increased by approximately 49%.

          2. The Company continued to be profitable for the sixth consecutive year following two years of losses. Net income for fiscal 1995 increased by approximately 33% from fiscal 1994.

          3. The Company's non-performing assets declined by approximately 55% during fiscal 1995, thereby further increasing the Company's earnings potential.

     Early in fiscal 1996 the Committee granted to all of the Company's executive officers, including Mr. Hatcher, options to acquire an aggregate of 133,500 shares of common stock [adjusted to give effect to the Company's 3-for-2 stock split as of October 1, 1996] as an additional element of compensation for a job well done in fiscal 1995. In doing so, the Committee took into consideration the amount other options previously granted to that group.

     The Committee had no interlocks or relationships requiring disclosure under applicable SEC rules during fiscal 1996.

                                  FIRST LIBERTY FINANCIAL CORP.
                                  COMPENSATION AND BENEFITS COMMITTEE:
                                          C. Lee Ellis, Chairman
                                          F. Don Bradford
                                          Richard W. Carpenter
                                          Melvin I. Kruger
                                          Thomas H. McCook
                                          Herbert M. Ponder, Jr.
                                          Jo Slade Wilbanks

PERFORMANCE GRAPH

     The following graph shows the comparison of five-year cumulative total return among (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Stock Index, and (iii) the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG FIRST LIBERTY FINANCIAL CORP., THE S&P 500 INDEX
                           AND THE NASDAQ BANK INDEX

                                  FIRST LIB-
      MEASUREMENT PERIOD           ERTY FINL
    (FISCAL YEAR COVERED)            CORP          S & P 500      NASDAQ BANK
9/91                                       100             100             100
9/92                                       165             111             136
9/93                                       301             125             184
9/94                                       265             130             194
9/95                                       406             169             244
9/96                                       506             203             312

---------------

* $100 INVESTED ON 09/30/91 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

                 COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

     Section 16(a) of the 1934 Act and regulations of the SEC require the Company's executive officers and directors and persons who beneficially own more than ten percent of any class of equity securities of the Company, as well as certain affiliates of such persons, to file initial reports of ownership of any equity securities of the Company and subsequent reports of changes in ownership of such securities with the SEC and the National Association of Securities Dealers, Inc. Such persons also are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations from such reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended September 30, 1996, all filing requirements applicable to its directors and executive officers were complied with in a timely manner.

                SPECIAL NOTE CONCERNING INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. has served as independent accountants of the Company or the Bank each year since 1977 and is considered by management of the Company to be well qualified. The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending September 30, 1997.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company at its headquarters at 201 Second Street, Macon, Georgia 31297, addressed to the attention of the Secretary, on or before August 21, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                 ANNUAL REPORTS

     A copy of the Summary Annual Report to Stockholders is being mailed to each stockholder of record together with these proxy materials. The audited financial statements of the Company for the year ended September 30, 1996, together with Management's Discussion and Analysis of Financial Conditions and Results of Operations, are included in Appendix A to this Proxy Statement. The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended September 30, 1996. This Annual Report on Form 10-K contains detailed information concerning the Company and its operations which is not included in the Summary Annual Report to Stockholders, or in Appendix A to this Proxy Statement. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: Richard A. Hills, Jr., Secretary, First Liberty Financial Corp., 201 Second Street, Macon, Georgia 31297. THE ANNUAL REPORT ON FORM 10-K, THE SUMMARY ANNUAL REPORT AND APPENDIX A ARE NOT A PART OF THE COMPANY'S SOLICITING MATERIAL.

                                   APPENDIX A

                             ---------------------

                         FIRST LIBERTY FINANCIAL CORP.
                             FINANCIAL INFORMATION
                             ---------------------

 THE ANNUAL REPORT ON FORM 10-K, THE SUMMARY ANNUAL REPORT AND THIS APPENDIX A
     ARE NOT A PART OF FIRST LIBERTY FINANCIAL CORP.'S SOLICITING MATERIAL.

ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
         OPERATIONS AND FINANCIAL CONDITION

BACKGROUND

     First Liberty Financial Corp.'s ("First Liberty") financial results of operations continued favorable trends during fiscal 1996. The positive trends reflect the results of an ongoing plan which focuses on (1) maintaining a low level of interest rate risk, (2) improving operating efficiency, (3) reductions in the levels of nonperforming and classified assets, (4) maintaining a strong regulatory capital position and (5) continued growth.

     In February 1993, First Liberty issued 460,000 shares of Series A 7.75% Cumulative Convertible Preferred ("Series A") stock. These shares had a liquidation preference of $25 per share. Dividends on the Series A stock were cumulative at an annual rate of $1.9375 per share and were payable quarterly. In July 1995 the Company redeemed 2,537 shares of Series A for $66,879, plus accrued and unpaid dividends. The remaining 457,463 shares of the Series A were converted into 1,372,389 shares of the Company's common stock, at a conversion price of $8.33 per share of common stock.

     In December 1994, the Company acquired by merger Central Banking Company ("CBC") of Swainsboro, Georgia and its subsidiary, The Central Bank ("Central Bank"). Central Bank on the date of acquisition, held the following approximate balances: loans of $21 million, cash and investments of $34 million, premises and equipment of $1 million and deposits of $52 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     In March 1995, the Company acquired three banking offices located in Sylvania, Vidalia and Waycross, Georgia from a commercial bank. Total assets acquired were approximately $3 million and total cash received and deposits assumed were approximately $95 million. Intangible assets resulting from the acquisition were approximately $4 million.

     In September 1995, the Company acquired by merger Tifton Banks, Inc. ("Tifton") of Tifton, Georgia and its subsidiary, Tifton Bank & Trust Company ("Tifton Bank"). Tifton Bank on the date of acquisition, held the following approximate balances: loans of $42 million, cash and investments of $21 million, premises and equipment of $1 million and deposits of $59 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     On November 15, 1996, the Company acquired by merger Middle Georgia Bank ("MGB"). MGB on the date of acquisition held the following approximate balances: loans of $67 million, cash and investments of $58 million, premises and equipment of $1 million and deposits of $117 million. This business combination has been accounted for utilizing the pooling-of-interests method of accounting.

     In December 1994 and September 1995, in connection with the respective acquisitions of Tifton and CBC, the Company issued $7.6 million in Series B 6.00% Cumulative Convertible Preferred ("Series B") stock. The shares have a liquidation preference of $25.00 per share. Dividends on the Series B are cumulative at an annual rate of $1.50 per share and are payable quarterly.

     In August 1996, First Liberty announced a three-for-two stock split. The split was effective October 1, 1996 and paid in the form of a stock dividend.

     In September 1996, First Liberty issued a redemption notice for the Company's 8.25% convertible debentures. As of September 30, 1996 $62,000 plus accrued interest was payable to holders on the redemption date of October 7, 1996. The remaining holders elected to convert into common stock at the conversion price of $10.89 per share.

     In October 1996, First Liberty commenced operations at NewSouth Financial Services, Inc. ("NewSouth"), a consumer finance subsidiary. NewSouth will provide consumer finance services in select communities throughout Georgia.

NET INCOME

     First Liberty's core income was $10.1 million compared to $8.1 million a year earlier. Core income per fully diluted share increased 18% to $1.52 for fiscal 1996 from $1.29 per share for fiscal 1995. Core earnings represent earnings exclusive of a one-time Federal Deposit Insurance Corporation ("FDIC") assessment of $3.6 million ($2.3 million net of tax) to recapitalize the Savings Association Insurance Fund ("SAIF"), recorded September 30, 1996 pursuant to a law enacted on that date.

     First Liberty's net income for the year ended September 30, 1996 was $7.8 million compared to $8.1 million for the year ended September 30, 1995 and $6.0 million for the year ended September 30, 1994. First Liberty's income before income taxes was $11.7 million for the year ended September 30, 1996 compared to $11.3 million in 1995 and $8.8 million in 1994.

     For the year ended September 30, 1996, First Liberty Bank ("Liberty Bank") (excluding contributions of Liberty Mortgage Corporation) contributed $12.6 million of core income before taxes, compared to core income of $9.1 million in 1995 and core income of $4.7 million in 1994. These amounts represent 83%, 81% and 54% of First Liberty's income before income taxes for 1996, 1995 and 1994, respectively. These trends are indicative of (i) improved margins, which resulted in increased net interest income, and reductions in nonperforming assets, (ii) improved internal operating efficiency and (iii) the contributions of acquisitions.

     For the year ended September 30, 1996, Liberty Mortgage Corporation ("Liberty Mortgage") contributed $2.5 million of income before income taxes, compared to $2.0 million in 1995 and $3.9 million in 1994. These amounts represent 17%, 18% and 44% of First Liberty's core income before income taxes for 1996, 1995 and 1994, respectively.

     Included in Liberty Mortgage's income before income taxes are net gains on sale of loans, securities and loan servicing rights of approximately $2.6 million, $2.0 million and $3.8 million for the fiscal years ended September 30, 1996, 1995, and 1994, respectively. The decrease in these net gains from 1994 thru 1995 was largely attributable to a lower volume of loan originations, which resulted primarily from a rising interest rate environment which generally had a negative impact on the mortgage banking industry as a whole.

NET INTEREST INCOME

     Net interest income increased by $5.5 million or 19% during fiscal 1996 as compared to 1995 due to growth in earning assets. Net interest income increased by $5.3 million or 23% during fiscal 1995 as compared to 1994 due to a $8.2 million reduction in nonperforming assets, growth in earning assets and an expansion of the net interest margin to 3.95% in 1995 from 3.76% in 1994. See "Nonperforming Assets and Credit Risk" -- herein.

                   SUMMARY OF AVERAGE ASSETS AND LIABILITIES
                          (FOR THE FISCAL YEAR ENDED)

     The following table reflects the average balances, the actual interest income or expense and the average yields and costs of funds of First Liberty's interest-earning assets and interest-bearing liabilities. Average balances for 1995 and 1994 have been restated to reflect the conversion from month-end to daily balances in computing averages.

                                                    1996                           1995                           1994
                                         --------------------------     --------------------------     --------------------------
                                         AVERAGE              RATE/     AVERAGE              RATE/     AVERAGE              RATE/
                                         BALANCE    INTEREST  YIELD     BALANCE    INTEREST  YIELD     BALANCE    INTEREST  YIELD
                                         --------   -------   -----     --------   -------   -----     --------   -------   -----
                                                                          (DOLLARS IN THOUSANDS)
Loans(1)...............................  $687,673   $62,021    9.02%    $556,971   $49,990    8.98%    $500,023   $41,827    8.37%
Mortgage-backed securities.............   144,583    10,543    7.29%     134,500     9,103    6.77%      99,704     5,629    5.65%
Investments............................    36,551     2,391    6.54%      34,872     2,320    6.65%      23,360     1,106    4.73%
                                         --------   -------             --------   -------             --------   -------
          Total interest-earning
            assets.....................   868,807   $74,955    8.62%     726,343   $61,413    8.46%     623,087   $48,562    7.79%
                                                    =======                        =======                        =======
Other assets...........................    93,059                         72,048                         81,761
                                         --------                       --------                       --------
          Total assets.................  $961,866                       $798,391                       $704,848
                                         ========                       ========                       ========
Savings deposits.......................  $ 48,183   $ 1,211    2.51%    $ 45,695   $ 1,226    2.68%    $ 42,688   $ 1,090    2.55%
Time deposits..........................   444,897    25,670    5.77%     395,705    20,792    5.25%     347,203    15,558    4.48%
Other deposits.........................   239,279     5,000    2.09%     196,328     4,149    2.11%     166,412     3,148    1.89%
Short-term borrowings..................   106,239     6,108    5.75%      58,746     3,785    4.10%      32,620     1,470    4.51%
Long-term borrowings(2)................    27,345     2,823   10.32%      25,206     2,781   11.03%      41,283     3,851    9.33%
                                         --------   -------             --------   -------             --------   -------
          Total interest-bearing
            liabilities................   865,943   $40,812    4.71%     721,680   $32,733    4.54%     630,206   $25,117    3.98%
                                                    =======                        =======                        =======
Other liabilities......................    20,600                         13,796                         19,000
Equity.................................    75,323                         62,915                         55,642
                                         --------                       --------                       --------
          Total liabilities and
            equity.....................  $961,866                       $798,391                       $704,848
                                         ========                       ========                       ========
Interest rate spread...................                        3.91%                          3.92%                          3.81%
                                                              =====                          =====                          =====
Net interest margin....................                        3.93%                          3.95%                          3.76%
                                                              =====                          =====                          =====

---------------

(1) Includes nonperforming loans.
(2) Includes subordinated debt.

                              RATE/VOLUME ANALYSIS

     The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected First Liberty's interest income and expense during the periods indicated. For each category, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate), (2) changes in rate (changes in rate multiplied by old volume), and (3) changes in rate/volume (changes in rate multiplied by changes in volume).

                                                      YEARS ENDED SEPTEMBER 30,
                               ------------------------------------------------------------------------
                                          1996 VS 1995                          1995 VS 1994
                                       INCREASE/(DECREASE)                  INCREASE/(DECREASE)
                               -----------------------------------   ----------------------------------
                                                  DUE TO                               DUE TO
                               DUE TO   DUE TO    RATE/              DUE TO   DUE TO   RATE/
                                RATE    VOLUME    VOLUME    TOTAL     RATE    VOLUME   VOLUME    TOTAL
                               ------   -------   ------   -------   ------   ------   ------   -------
                                                        (DOLLARS IN THOUSANDS)
Changes in:
Interest income:
  Loans(1)...................  $  243   $11,731   $  57    $12,031   $3,052   $4,764   $ 347    $ 8,163
  Mortgage-backed
     securities..............     704       682      53      1,439    1,119    1,964     391      3,474
  Investments................     (38)      112      (2)        72      448      545     221      1,214
                               ------   -------   -----    -------   ------   ------   -----    -------
          Total interest
            income...........     909    12,525     108     13,542    4,619    7,273     959     12,851
                               ------   -------   -----    -------   ------   ------   -----    -------
Interest expense:
  Savings deposits...........     (77)       67      (4)       (14)      55       77       4        136
  Time deposits..............   2,040     2,585     253      4,878    2,686    2,173     375      5,234
  Other deposits.............     (47)      907     (10)       850      369      566      66      1,001
  Short-term borrowings......    (408)    3,060    (329)     2,323      632    1,177     506      2,315
  Long-term borrowings(2)....    (178)      235     (15)        42      704   (1,500)   (274)    (1,070)
                               ------   -------   -----    -------   ------   ------   -----    -------
          Total interest
            expense..........   1,330     6,854    (105)     8,079    4,446    2,493     677      7,616
                               ------   -------   -----    -------   ------   ------   -----    -------
Net interest income..........  $ (421)  $ 5,671   $ 213    $ 5,463   $  173   $4,780   $ 282    $ 5,235
                               ======   =======   =====    =======   ======   ======   =====    =======

---------------

(1) Includes nonperforming loans.
(2) Includes subordinated debt.

INTEREST RATE RISK

     Interest rate risk is a measure of exposure to changes in net interest income and theoretical market value of net assets due to changes in market interest rates. The differential (known as "gap"), is the difference between interest-earning assets and interest-bearing liabilities over a specified period of time and represents a measure of sensitivity of net interest income to changes in interest rates. A positive gap indicates an excess of interest-earning assets over interest-bearing liabilities, while a negative gap indicates an excess of interest-bearing liabilities over interest-earning assets. Gap analysis does not consider the effects of principal amortization, estimated prepayments, the velocity of interest rate changes, competitive factors or consumer preferences, and as such may not be a reliable indicator of interest rate risk. First Liberty's interest rate risk will generally be more positive or asset sensitive than depicted through gap analysis.

     In addition to gap analysis, management also employs a cash flow simulation model to estimate changes in net interest income and theoretical market values under various interest rate scenarios. The cash flow simulation model considers the impact of principal amortization, estimated prepayments and the velocity of interest rate changes. As such, the cash flow simulation will generally provide a better indication of interest rate risk.

     During the first quarter of fiscal 1996, short term interest rates generally decreased and fluctuated through the remainder of the year. First Liberty's asset sensitivity contributed to a slight compression to interest rate spreads during the first half of fiscal 1996. Throughout fiscal 1996, management has continued a plan to reduce the level of asset sensitivity to hedge against declining rate environments. As of September 30, 1996, in management's opinion, First Liberty's interest rate risk position was basically neutral.

     During 1996 the interest rate sensitivity of First Liberty's balance sheet increased. Management considers interest-earning assets and interest-bearing liabilities which reprice or mature within one year to be interest sensitive. At September 30, 1996 interest-sensitive assets were $543 million or 51% of total assets compared to interest-sensitive liabilities of $631 million or 59% of total assets. A year ago interest-sensitive assets were $501 million or 54% of total assets compared to interest-sensitive liabilities of $440 million or 48% of total assets.

                 INTEREST RATE SENSITIVITY SHORT TERM ANALYSIS

     The following table summarizes the repricing of First Liberty's interest-earning assets and interest-bearing liabilities at September 30, 1996. The information presented may not be indicative of actual future trends of net interest income in rising or declining interest rate environments.

                                                                                                                     6 MONTHS
                                                               LESS THAN     1 MONTH      2 MONTHS      3 MONTHS       TO 1
                                                                1 MONTH    TO 2 MONTHS   TO 3 MONTHS   TO 6 MONTHS     YEAR
                                                               ---------   -----------   -----------   -----------   --------
                                                                                   (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans(1)(2)................................................  $ 238,530    $  15,473      $18,675      $  36,959    $ 77,855
  Securities.................................................     33,449        5,926       20,774         33,993      31,889
  Fed funds sold and repurchase agreements...................      8,707       21,000           --             --          --
                                                                --------     --------      -------       --------    --------
         Total financial assets..............................  $ 280,686    $  42,399      $39,449      $  70,952    $109,744
                                                                ========     ========      =======       ========    ========
Interest-bearing liabilities:
  Deposits:
    Savings(3)...............................................  $     638    $     629      $   620      $   1,811    $  3,404
    Money Market.............................................     70,268           --           --             --          --
    Interest-bearing deposits(3).............................      1,870        1,836        1,804          5,222       9,635
    Time.....................................................     44,767       36,567       24,188         93,497     145,066
                                                                --------     --------      -------       --------    --------
         Total interest-bearing deposits.....................    117,543       39,032       26,612        100,530     158,105
Other borrowings.............................................    137,286       20,000           --         31,033       1,000
                                                                --------     --------      -------       --------    --------
         Total financial liabilities.........................  $ 254,829    $  59,032      $26,612      $ 131,563    $159,105
                                                                ========     ========      =======       ========    ========
Current period gap...........................................  $  25,857    $ (16,633)     $12,837      $ (60,611)   $(49,361)
Cumulative gap...............................................  $  25,857    $   9,224      $22,061      $ (38,550)   $(87,911)
Cumulative gap as a%  of total assets........................       2.4%         0.9%         2.1%         - 3.6%      - 8.2%


                                                                 1 YEAR       OVER
                                                               TO 2 YEARS   2 YEARS     TOTAL
                                                               ----------   --------   --------

Interest-earning assets:
  Loans(1)(2)................................................  $   41,155   $327,048   $755,695
  Securities.................................................      27,134     46,852    200,017
  Fed funds sold and repurchase agreements...................          --         --     29,707
                                                                 --------   --------   --------
         Total financial assets..............................  $   68,289   $373,900   $985,419
                                                                 ========   ========   ========
Interest-bearing liabilities:
  Deposits:
    Savings(3)...............................................  $    6,018   $ 33,289   $ 46,409
    Money Market.............................................          --         --     70,268
    Interest-bearing deposits(3).............................      16,415     63,134     99,916
    Time.....................................................      77,058     41,619    462,762
                                                                 --------   --------   --------
         Total interest-bearing deposits.....................      99,491    138,042    679,355
Other borrowings.............................................       9,774     14,366    213,459
                                                                 --------   --------   --------
         Total financial liabilities.........................  $  109,265   $152,408   $892,814
                                                                 ========   ========   ========
Current period gap...........................................  $  (40,976)  $221,492   $ 92,605
Cumulative gap...............................................  $ (128,887)  $ 92,605
Cumulative gap as a%  of total assets........................     - 12.0%       8.6%

---------------

(1) The portfolio of loans available-for-sale are included in the less than three months repricing periods as all these assets are assigned to optional or mandatory commitments to sell.
(2) The repricing of loans does not include amounts attributable to the amortization and estimated repayment of principal.
(3) The estimated repricing of savings and interest-bearing checking accounts was based on the Office of Thrift Supervision decay rates.

                  INTEREST RATE SENSITIVITY LONG TERM ANALYSIS

     The following table summarizes the repricing of First Liberty's interest-earning assets and interest-bearing liabilities at September 30, 1996. The information presented may not be indicative of actual future trends of net interest income in rising or declining interest rate environments.

                                                LESS
                                                THAN      3 MONTHS     6 MONTHS      1 YEAR      3 YEARS       5 YEARS
                                              3 MONTHS   TO 6 MONTHS   TO 1 YEAR   TO 3 YEARS   TO 5 YEARS   TO 10 YEARS
                                              --------   -----------   ---------   ----------   ----------   -----------
                                                                        (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans(1)(2)...............................  $272,678    $  36,959    $  77,855    $ 102,400    $ 157,218     $49,154
  Securities................................    60,149       33,993       31,889       40,802       12,765       8,949
  Fed funds sold and repurchase
     agreements.............................    29,707           --           --           --           --          --
                                              --------     --------     --------     --------     --------     -------
          Total financial assets............  $362,534    $  70,952    $ 109,744    $ 143,202    $ 169,983     $58,103
                                              ========     ========     ========     ========     ========     =======
Interest-bearing liabilities:
Deposits:
  Savings(3)................................  $  1,887    $   1,811    $   3,404    $  11,572    $   7,954     $11,639
  Money Market..............................    70,268           --           --           --           --          --
  Interest-bearing deposits(3)..............     5,510        5,222        9,635       30,840       19,119      24,244
  Time......................................   105,522       93,497      145,066      102,209       16,468          --
                                              --------     --------     --------     --------     --------     -------
          Total interest-bearing deposits...   183,187      100,530      158,105      144,621       43,541      35,883
Other borrowings............................   157,286       31,033        1,000        9,774           --      14,366
                                              --------     --------     --------     --------     --------     -------
          Total financial liabilities.......  $340,473    $$131,563    $ 159,105    $ 154,395    $  43,541     $50,249
                                              ========     ========     ========     ========     ========     =======
Current period gap..........................  $ 22,061    $ (60,611)   $ (49,361)   $ (11,193)   $ 126,442     $ 7,854
Cumulative gap..............................  $ 22,061    $ (38,550)   $ (87,911)   $ (99,104)   $  27,338     $35,192
Cumulative gap as a%  of total assets.......       2.1%       - 3.6%       - 8.2%       - 9.3%         2.6%        3.3%


                                               10 YEARS       OVER
                                              TO 20 YEARS   20 YEARS    TOTAL
                                              -----------   --------   --------

Interest-earning assets:
  Loans(1)(2)...............................    $41,832     $ 17,599   $755,695
  Securities................................      8,030        3,440    200,017
  Fed funds sold and repurchase
     agreements.............................         --           --     29,707
                                                -------      -------   --------
          Total financial assets............    $49,862     $ 21,039   $985,419
                                                =======      =======   ========
Interest-bearing liabilities:
Deposits:
  Savings(3)................................    $ 7,881     $    261   $ 46,409
  Money Market..............................         --           --     70,268
  Interest-bearing deposits(3)..............      5,346           --     99,916
  Time......................................         --           --    462,762
                                                -------      -------   --------
          Total interest-bearing deposits...     13,227          261    679,355
Other borrowings............................         --           --    213,459
                                                -------      -------   --------
          Total financial liabilities.......    $13,227     $    261   $892,814
                                                =======      =======   ========
Current period gap..........................    $36,635     $ 20,778   $ 92,605
Cumulative gap..............................    $71,827     $ 92,605
Cumulative gap as a%  of total assets.......        6.7%         8.6%

---------------

(1) The portfolio of loans available-for-sale are included in the less than three months repricing period as all these assets are assigned to optional or mandatory commitments to sell.
(2) The repricing of loans does not include amounts attributable to the amortization and estimated repayment of principal.
(3) The estimated repricing of savings and interest-bearing checking accounts was based on the Office of Thrift Supervision decay rates.

LOAN LOSS PROVISION AND ALLOWANCE FOR LOAN LOSSES

     During fiscal 1996, the provision for estimated losses on loans was $1.8 million compared to $1.4 million during 1995 and $1.5 million during 1994. During 1996, total loans held-for-investment increased by 15% while nonperforming loans increased somewhat. Additionally, net charge-offs have increased due to a decrease in the level of recoveries. Accordingly, the provision for estimated losses on loans increased by 24% during 1996. During 1995, total loans held-for-investment (net of acquisitions) increased by 16%, while nonperforming loans and net charge-offs declined significantly. The provision for estimated losses on loans during 1995 dropped by 4% from 1994.

     Loan loss reserves are determined based on management's internal review of nonperforming loans, delinquency trends, the level of rated assets and charge-off trends. Additionally, management assesses general and specific economic trends both nationally and locally and regulatory information to determine the impact of those external factors on loan loss reserve levels.

     Based on the internal and external reviews, Liberty Bank segregates its loan portfolio by type of loans and by loan classification within each loan type. Reserve percentages are applied (based on historical and anticipated loss rates) to each loan group to determine the required amount of allocated general loan loss reserves. Additionally, an amount is provided for unallocated general loan loss reserves reflecting the potential for estimation errors in allocated reserves. The provision for loan losses during 1992 was elevated as economic conditions were relatively weak. The allocation of the allowance for estimated losses for the years indicated was as follows:

                                                               SEPTEMBER 30,
                               -----------------------------------------------------------------------------
                                  1996(1)         1995(1)         1994(1)         1993(1)         1992(1)
                               -------------   -------------   -------------   -------------   -------------
                                 AMT      %      AMT      %      AMT      %      AMT      %      AMT      %
                               -------   ---   -------   ---   -------   ---   -------   ---   -------   ---
                                                          (DOLLARS IN THOUSANDS)
First mortgage:
  Residential................  $  244     20   $  313     25   $  240     26   $  379     25   $  350     34
  Commercial(2)..............     525      9      775     12    1,434     19    1,139     22    1,470     23
Residential construction.....     305     12      402     11      209     11      157      9      161      8
Commercial business..........   2,145     26    1,507     21    1,130     12    1,494     11    1,513     10
Consumer(3)..................   3,625     33    2,654     31    1,357     32    1,366     33    1,232     25
Unallocated..................   1,767     --    2,165     --    1,310     --    1,606     --      915     --
                               ------    ---   ------    ---   ------    ---   ------    ---   ------    ---
          Total..............  $8,611    100%  $7,816    100%  $5,680    100%  $6,141    100%  $5,641    100%
                               ======    ===   ======    ===   ======    ===   ======    ===   ======    ===

---------------

(1) Loan categories as a percentage of total loans held-for-investment.
(2) Includes commercial construction first mortgage loans.
(3) Includes consumer mortgage loans (such as second mortgage loans and home equity lines of credit).

     Changes in the allowance for estimated losses on loans for the five years ended September 30, 1996 are as follows:

                                                                SEPTEMBER 30,
                                               -----------------------------------------------
                                                1996      1995      1994      1993      1992
                                               -------   -------   -------   -------   -------
                                                           (DOLLARS IN THOUSANDS)
    Balance, beginning of year...............  $ 7,816   $ 5,680   $ 6,141   $ 5,641   $ 4,864
      Provision for estimated losses.........    1,788     1,440     1,500     1,979     3,950
      Acquisitions...........................       --       879        --     1,675        --
      Recoveries.............................    1,467     2,415     2,318     1,544     1,440
      Charge-offs............................   (2,460)   (2,598)   (4,279)   (4,698)   (4,613)
                                               -------   -------   -------   -------   -------
    Balance, end of year.....................  $ 8,611   $ 7,816   $ 5,680   $ 6,141   $ 5,641
                                               =======   =======   =======   =======   =======
    Allowance for loan losses to
      non-performing loans...................    241.6%    323.6%    124.5%     97.6%    158.1%
    Allowance for loan losses to total loans
      held-for-investment....................      1.2%      1.2%      1.2%      1.3%      1.2%

     The following table summarizes charge-offs and recoveries by loan type:

                                                                  SEPTEMBER 30,
                                                    ------------------------------------------
                                                     1996     1995     1994     1993     1992
                                                    ------   ------   ------   ------   ------
                                                              (DOLLARS IN THOUSANDS)
    Charge-Offs:
      Residential real estate.....................  $   76   $  193   $  116   $  381   $  876
      Commercial real estate......................      --      426      205      559      846
      Commercial business.........................     161      587      715    1,651    1,213
      Consumer....................................   2,223    1,392    3,243    2,107    1,678
                                                    ------   ------   ------   ------   ------
                                                     2,460    2,598    4,279    4,698    4,613
                                                    ------   ------   ------   ------   ------
    Recoveries:
      Residential real estate.....................      22       31      185      216      207
      Commercial real estate......................      --        3       --      141      278
      Commercial business.........................     115      810      271      217      397
      Consumer....................................   1,330    1,571    1,862      970      558
                                                    ------   ------   ------   ------   ------
                                                     1,467    2,415    2,318    1,544    1,440
                                                    ------   ------   ------   ------   ------
    Net charge-offs...............................  $  993   $  183   $1,961   $3,154   $3,173
                                                    ======   ======   ======   ======   ======
    Percentage of average loans...................     .14%     .03%    0.39%    0.60%     .57%
                                                    ======   ======   ======   ======   ======

NONPERFORMING ASSETS AND CREDIT RISK

     The table below summarizes nonperforming assets and troubled debt restructurings at the dates indicated. Nonperforming assets consist of nonaccrual loans, foreclosed properties and insubstance foreclosures, as well as loans past due 90 days or more as to interest or principal and still accruing. Material potential problem loans, (i.e., those with respect to which management has serious doubts regarding the ability of the borrowers to comply with present loan repayment terms) have been classified as nonaccrual loans regardless of payment status, and therefore are included in Liberty Bank's nonperforming assets.

                                                                    SEPTEMBER 30,
                                                    ----------------------------------------------
                                                     1996     1995      1994      1993      1992
                                                    ------   -------   -------   -------   -------
                                                                (DOLLARS IN THOUSANDS)
Nonaccrual loans..................................  $3,564   $ 2,415   $ 4,362   $ 6,295   $ 3,569
Loans past due 90 days or more and still
  accruing........................................      --        --       200        --        --
                                                    ------   -------   -------   -------   -------
          Total nonperforming loans...............   3,564     2,415     4,562     6,295     3,569
Real estate acquired through foreclosure..........   2,751     4,185    10,189     9,342    10,849
Insubstance foreclosures..........................      --        --        32     4,665     8,117
Other repossessed assets..........................     276       193       168       158       112
                                                    ------   -------   -------   -------   -------
          Total nonperforming assets..............  $6,591   $ 6,793   $14,951   $20,460   $22,647
                                                    ======   =======   =======   =======   =======
          Total nonperforming assets as a
            percentage of total assets............     .62%      .74%     2.16%     2.81%     3.33%
                                                    ======   =======   =======   =======   =======
Troubled debt restructurings......................  $5,252   $10,817   $12,199   $12,554   $13,723
                                                    ======   =======   =======   =======   =======

     At the time of foreclosure all properties are valued at fair value. Fair value is evaluated in light of a current appraisal and an assessment of market conditions. The evaluation results in a disposition plan including a financial plan designed to monitor the net realizable values of the properties during the marketing period. The plan is regularly monitored and amended as necessary to accommodate changing market conditions. At times, some properties' net carrying values may be reduced to facilitate near term liquidation, particularly if the marketing period has been extended beyond the original plan.

     At September 30, 1996 foreclosed properties included three commercial properties with aggregate investments (net of reserves) of approximately $1.3 million. The remaining balance of foreclosed properties consisted of residential properties.

     During fiscal 1995, management elected to writedown six commercial properties in the amount of $3.0 million, which were reserved for in prior years, as discussed below, due to the permanent impairment of such assets. During fiscal 1996 and 1995, five of the six properties were sold.

     During the fourth quarter of fiscal 1994, all remaining commercial properties were reevaluated in light of current economic conditions. In several cases, management elected to reduce the net carrying value of certain properties (by increasing reserves) to facilitate near term liquidation. As a result of the reductions, Liberty Bank recorded a provision of approximately $852,000.

     On October 1, 1995 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures, an Amendment of SFAS No. 114". As a result, the following loans were considered impaired as of September 30, 1996. See Notes 1 and 6 to First Liberty's Consolidated Financial Statements contained in Item 8 -- "Financial Statements and Supplementary Data" -- herein.

                                                                                           CARRYING
                                                                       BALANCE   RESERVE    VALUE
                                                                       -------   -------   --------
                                                                          (DOLLARS IN THOUSANDS)
Residential first mortgage...........................................  $   566   $    57    $  509
Commercial first mortgage............................................      354        35       319
Commercial business..................................................      752       296       456
Consumer(1)..........................................................    3,055     1,465     1,590
                                                                        ------    ------    ------
                                                                       $ 4,727   $ 1,853    $2,874
                                                                        ======    ======    ======

---------------

(1) Includes consumer mortgage loans (such as second mortgage loans and home equity lines of credit).

NONINTEREST INCOME

     Liberty Mortgage originates loans with marketing (price) concessions which are offset by the value of the loan servicing rights originated. Liberty Mortgage will sell a portion of the loan servicing rights relating to loans originated to recover its marketing concessions. Additionally, Liberty Mortgage may sell servicing rights during favorable market conditions as a part of its portfolio management process.

     The following table illustrates the contributions to operating results and to Liberty Mortgage's loan servicing portfolio in each of the last three fiscal years:

                                                               YEARS ENDED SEPTEMBER 30,
                                                             ------------------------------
                                                               1996       1995       1994
                                                             --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
    Loan activity:
      Loans originated.....................................  $377,994   $161,344   $374,673
      Loan servicing rights sold...........................   104,761    249,502    254,120
                                                             --------   --------   --------
      Loan servicing contributed to (withdrawn from)
         portfolio.........................................  $273,233   $(88,158)  $120,553
                                                             ========   ========   ========
      Percentage sold......................................        28%       155%        68%
                                                             ========   ========   ========
    Operating results:
      Gain(loss) on sale of loans and securities...........  $  1,770   $   (354)  $    453
      Gain on sale of loan servicing rights................       790      2,353      3,367
                                                             --------   --------   --------
      Net gain on sale of loans and securities and loan
         servicing rights..................................  $  2,560   $  1,999   $  3,820
                                                             ========   ========   ========
      Net gain as a percentage of loans originated.........       .68%      1.24%      1.02%
                                                             ========   ========   ========

     During 1996, improving business conditions resulted in increased loan originations as compared to 1995. Additionally, the accounting change which allows for recognition of the value of mortgage servicing rights allowed for a reduction in the percentage of servicing rights sold. As such, the loan servicing portfolio increased by $147 million during 1996. During 1995 soft business conditions existed in the mortgage banking industry. These conditions resulted in lower loan originations as compared to 1994. Due to reduced loan originations, the portfolio of loans serviced for others decreased $275 million during fiscal 1995 resulting in a decrease to loan service fee income (excluding amortization of servicing fees) of $851,000 over 1994 levels.

     Liberty Bank also may sell investments, loans and mortgage-backed securities from time to time from its portfolio. The following table summarizes investment activity from Liberty Bank's portfolio:

                                                                YEARS ENDED SEPTEMBER 30,
                                                              -----------------------------
                                                               1996       1995        1994
                                                              ------     -------     ------
                                                                 (DOLLARS IN THOUSANDS)
    Net book value sold:
      Assets available-for-sale.............................  $3,581     $58,689     $5,699
      Net gain on sale......................................      11         181          8

     During 1995, investment activity consisted principally of the liquidation of securities acquired in bank acquisitions during the year. As of September 30, 1996, Liberty Bank's investments and mortgage-backed securities available-for-sale totalled $200 million and represented 100% of total investments and mortgage-backed securities.

     Deposit account service charges increased by $1.0 million during 1996 as compared to 1995, and $632,000 during 1995 as compared to 1994 principally due to average transaction accounts increasing 20% and 21% for the same periods principally as a result of acquisition activity and internal growth.

     Other income in fiscal 1996 was $673,000 compared to $716,000 and $708,000 during fiscal 1995 and 1994, respectively.

NONINTEREST EXPENSE

     On September 30, 1996 First Liberty recorded a SAIF deposit insurance expense of $3.6 million as a result of the one-time SAIF assessment. The amount was $2.3 million after tax and represented $.35 per fully diluted share.

     Total noninterest expense increased by $6.1 million or 24.5% during fiscal 1996 compared to fiscal 1995 and increased $1.4 million or 6.0% during fiscal 1995 compared to fiscal 1994. The principal factor contributing to increased noninterest expense was the $3.6 million SAIF assessment explained above (1996 only) and the incremental cost of acquired operations.

     During 1995, three acquisitions were completed which increased noninterest expense by direct incremental costs of approximately $1.2 million in 1996 as compared to 1995 and $2.0 million in 1995 as compared to 1994. The breakdown of direct incremental costs in 1996 and 1995 related to acquired operations were as follows.

                                                                               YEARS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1996         1995
                                                                           ------       ------
                                                                               (DOLLARS IN
                                                                               THOUSANDS)
Compensation, payroll taxes and fringe benefits..........................  $  654       $  826
Occupancy and equipment..................................................     138          246
Federal deposit insurance premiums.......................................      69          233
Amortization of intangible assets........................................     152          325
Other....................................................................     233          372
                                                                           ------       ------
                                                                           $1,246       $2,002
                                                                           ======       ======

     During 1996 Liberty Bank recorded $413,000 for possible losses on sales of foreclosed real estate as compared to $507,000 and $1.1 million in 1995 and 1994, respectively. The ending allowance for losses on foreclosed real estate for 1996, 1995 and 1994 was $382,000, $302,000 and $2.9 million, respectively.
See "Nonperforming Assets and Credit Risk" -- herein.

     The following table summarizes the significant components of other expense:

                                                                YEARS ENDED SEPTEMBER 30,
                                                               ----------------------------
                                                                1996       1995       1994
                                                               ------     ------     ------
                                                                  (DOLLARS IN THOUSANDS)
    Postage and freight......................................  $  914     $  776     $  716
    Insurance and bonds......................................     189        189        223
    Telephone................................................     698        597        532
    Stationery and supplies..................................     602        559        436
    Losses...................................................     435        760        437
    Other....................................................   1,274      1,358      1,012
                                                               ------     ------     ------
                                                               $4,112     $4,239     $3,356
                                                               ======     ======     ======

INCOME TAXES

     Income tax expense for the years ended September 30, 1995 and 1994 reflects a variation from the statutory federal income tax rate of 34% primarily due to the difference between the deduction of bad debt provisions for financial reporting and income tax purposes. First Liberty's effective tax rate after such item for the years ended September 30, 1996, 1995 and 1994 was 33.4%, 28.4% and 31.3%, respectively.

     At September 30, 1996 First Liberty had gross deferred tax assets of approximately $4.3 million. First Liberty's management has determined that it is more likely than not that its deferred tax asset will be realized. This is based on the existence of taxable income in the form of future reversals of existing taxable temporary differences and taxable income in prior carryback years that is sufficient to allow realization of the tax benefit of First Liberty's existing deductible temporary differences. First Liberty is not aware of any material uncertainties existing at September 30, 1996 that may affect the realization of First Liberty's deferred tax assets. First Liberty evaluates the realizability of deferred tax assets quarterly by assessing the need for a valuation allowance.

     During the fiscal year ended September 30, 1996, First Liberty and the Internal Revenue Service ("IRS") reached a settlement in connection with the IRS's examination of First Liberty's federal income tax returns for the tax years ended September 30, 1986 through 1989. The settlement is reflected in the financial statements for the year ending September 30, 1996 and did not have a material impact on the consolidated financial statements.

LOANS

     The following table states the composition of Liberty Bank's loan portfolio at the indicated dates.

                                                                            SEPTEMBER 30,
                                     -------------------------------------------------------------------------------------------
                                            1996                    1995                    1994                    1993
                                     -------------------     -------------------     -------------------     -------------------
                                                   % OF                    % OF                    % OF                    % OF
                                      AMOUNT      TOTAL       AMOUNT      TOTAL       AMOUNT      TOTAL       AMOUNT      TOTAL
                                     --------     ------     --------     ------     --------     ------     --------     ------
                                                                       (DOLLARS IN THOUSANDS)
Residential permanent first
  mortgages:
  Held-for-investment:
     Fixed rate....................  $ 47,098         6      $ 43,930         7      $ 48,396        10      $ 65,762        12
     Adjustable rate...............    95,907        13       113,601        17        77,407        15        48,964         9
                                     --------       ---      --------       ---      --------       ---      --------       ---
                                      143,005        19       157,531        24       125,803        25       114,726        21
                                     --------       ---      --------       ---      --------       ---      --------       ---
  Available-for-sale:
     Fixed rate....................    25,637         3        21,307         3         8,005         2        60,398        11
     Adjustable rate...............     1,269         1           975        --         1,978        --         9,649         2
                                     --------       ---      --------       ---      --------       ---      --------       ---
                                       26,906         4        22,282         3         9,983         2        70,047        13
                                     --------       ---      --------       ---      --------       ---      --------       ---
Residential construction...........    88,416        12        69,579        11        53,167        11        43,533         8
Commercial construction............    24,185         3        18,301         3        18,298         4        12,967         2
Commercial permanent(1)............    44,797         6        60,730         9        78,036        15        89,889        17
                                     --------       ---      --------       ---      --------       ---      --------       ---
                                      157,398        21       148,610        23       149,501        30       146,389        27
                                     --------       ---      --------       ---      --------       ---      --------       ---
Consumer(2)........................   237,398        31       195,353        30       156,112        31       157,420        29
Commercial(3)......................   190,988        25       131,963        20        61,579        12        53,097        10
                                     --------       ---      --------       ---      --------       ---      --------       ---
                                      428,386        56       327,316        50       217,691        43       210,517        39
                                     --------       ---      --------       ---      --------       ---      --------       ---
                                      755,695       100%      655,739       100%      502,978       100%      541,679       100%
                                                    ===                     ===                     ===                     ===
Allowance for estimated losses.....    (8,611)                 (7,816)                 (5,680)                 (6,141)
                                     --------                --------                --------                --------
          Total....................  $747,084                $647,923                $497,298                $535,538
                                     ========                ========                ========                ========


                                             1992
                                     --------------------
                                                    % OF
                                      AMOUNT       TOTAL
                                     ---------     ------

Residential permanent first
  mortgages:
  Held-for-investment:
     Fixed rate....................  $  95,945        17
     Adjustable rate...............     63,598        12
                                      --------       ---
                                       159,543        29
                                      --------       ---
  Available-for-sale:
     Fixed rate....................     60,656        11
     Adjustable rate...............      8,074         2
                                      --------       ---
                                        68,730        13
                                      --------       ---
Residential construction...........     36,918         7
Commercial construction............     14,640         3
Commercial permanent(1)............     96,084        17
                                      --------       ---
                                       147,642        27
                                      --------       ---
Consumer(2)........................    118,600        22
Commercial(3)......................     49,063         9
                                      --------       ---
                                       167,663        31
                                      --------       ---
                                       543,578       100%
                                                     ===
Allowance for estimated losses.....     (5,641)
                                      --------
          Total....................  $ 537,937
                                      ========

---------------

(1) Includes construction loans converted to permanent loans.
(2) Includes consumer mortgage loans (such as second mortgage loans and home equity lines of credit).
(3) Includes commercial business loans collateralized by mortgages.

     During 1996, the commercial loan portfolio increased by $59 million, or 45%, as a part of Liberty Bank's strategic plan to emphasize commercial loans as a targeted line. Management would anticipate a continued expansion of commercial loans in 1997, but at a slower rate of growth.

     The following table sets forth the scheduled contractual repayments of Liberty Bank's construction and commercial business loans at September 30, 1996. Adjustable rate loans are included in their respective principal repayment date categories.

                                                                   CONSTRUCTION         COMMERCIAL
                                                                   ------------         ----------
                                                                       (DOLLARS IN THOUSANDS)
Amounts due:
  Within 1 year(1)...............................................    $ 94,171            $ 77,557
  After 1 year through 5 years...................................      18,082              89,575
  After 5 years..................................................         348              23,856
                                                                     --------            --------
                                                                     $112,601            $190,988
                                                                     ========            ========

---------------

(1) Includes demand loans, loans having no stated schedule of repayment and no stated maturity.

     The following table summarizes the total amount of construction and commercial loans at September 30, 1996 due after one year by fixed and adjustable rates.

                                                                       FIXED          ADJUSTABLE
                                                                       RATE              RATE
                                                                      -------         ----------
                                                                        (DOLLARS IN THOUSANDS)
Construction........................................................  $ 3,443          $ 14,987
Commercial..........................................................   82,546            30,885
                                                                      -------           -------
                                                                      $85,989          $ 45,872
                                                                      =======           =======

INVESTMENTS AND MORTGAGE-BACKED SECURITIES

     The following table summarizes securities available-for-sale:

                                                                     SEPTEMBER 30,
                                                             ------------------------------
    TYPES OF INVESTMENTS                                        1996       1995       1994
    --------------------                                       -------   --------   -------
                                                                 (DOLLARS IN THOUSANDS)
    Investment securities:
      U.S. government agencies.............................  $  9,792   $ 14,591   $  5,116
      Investment grade corporate debt and equity
         securities........................................     4,666      4,394      4,079
      Federal Home Loan Bank of Atlanta stock..............     9,733      9,733      9,733
      Other................................................        90         80         --
    Mortgage-backed securities:
      Federal National Mortgage Corporation................    76,628     40,738     30,829
      Federal Home Loan Mortgage Association...............    82,985     78,721     71,977
      Government National Mortgage Association.............     2,376      2,835      3,212
      Other................................................    13,747     16,521      5,368
                                                             --------   --------   --------
              Total securities available-for-sale..........  $200,017   $167,613   $130,314
                                                             ========   ========   ========

     The stated contractual maturities and weighted average yield of securities available-for-sale at September 30, 1996 are as follows:

                                                       1 YEAR    5 YEARS
                                             1 YEAR    THROUGH   THROUGH    AFTER 10
    TYPES OF INVESTMENT                      OR LESS   5 YEARS   10 YEARS    YEARS      TOTAL
    ---------------------------------------  -------   -------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
    Investment securities:
      Federal Home Loan Bank of Atlanta
         stock.............................  $ 9,733   $    --   $     --   $     --   $  9,733
      Investment grade corporate equity
         securities........................    4,666        --         --         --      4,666
      U.S. government agencies.............    4,101     5,691         --         --      9,792
      Other................................       90        --         --         --         90
                                             -------   -------    -------   --------   --------
                                              18,590     5,691         --         --     24,281
                                             -------   -------    -------   --------   --------
    Weighted average yield.................     6.60%     6.40%        --         --       6.55%
                                             -------   -------    -------   --------   --------
    Mortgage-backed securities:
      Federal National Mortgage
         Association.......................       --    12,190     25,236     39,202     76,628
      Federal Home Loan Mortgage
         Corporation.......................    2,211    11,333     11,380     58,061     82,985
      Government National Mortgage
         Association.......................       --        --        454      1,922      2,376
      Other................................       --     1,121         --     12,626     13,747
                                             -------   -------    -------   --------   --------
                                               2,211    24,644     37,070    111,811    175,736
                                             -------   -------    -------   --------   --------
    Weighted average yield.................     5.29%     6.27%      6.84%      7.14%      6.93%
                                             -------   -------    -------   --------   --------
              Total securities
                available-for-sale.........  $20,801   $30,335   $ 37,070   $111,811   $200,017
                                             =======   =======    =======   ========   ========
    Weighted average yield.................     6.46%     6.29%      6.84%      7.14%      6.88%
                                             =======   =======    =======   ========   ========

     Collateralized mortgage obligations of $124 million are included in mortgage-backed securities and have anticipated weighted average effective maturities of less than five years.

     In the third quarter of fiscal 1996 First Liberty undertook a portfolio investment strategy to address the need to proactively manage several situations. Among the primary situations was that the Federal Home Loan Bank of Atlanta ("FHLB") exercised their legislative authority to force redemption of the Company's FHLB stock in excess of required minimums. A forced redemption of FHLB stock would result in the liquidation of a deferred tax liability related to untaxed dividend income which would reduce future net interest income. Additionally, Liberty Bank sought to reduce interest rate risk due to declining interest rate environments.

     The portfolio investment strategy implemented during 1996 involved the purchase of $45 million in short term average life (one to two years) collateralized mortgage obligations funded with adjustable rate FHLB advances.

DEPOSITS

     The following table sets forth the composition of deposits, excluding accrued interest payable and discounts on deposits acquired, by type of account and interest rate category at the dates indicated:

                                                                SEPTEMBER 30,
                                            ------------------------------------------------------
                                                  1996               1995               1994
                                            ----------------   ----------------   ----------------
                                                        % OF               % OF               % OF
    TYPE OF ACCOUNT                          AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL
    --------------                          --------   -----   --------   -----   --------   -----
                                                            (DOLLARS IN THOUSANDS)
    Total savings:
      Regular(1)..........................  $ 46,409      6%   $ 49,914      7%   $ 41,320      8%
      Money market(2).....................    70,268      9      70,098     10      57,648     10
                                            --------    ---    --------    ---    --------    ---
    Total savings.........................   116,677     15     120,012     17      98,968     18
                                            --------    ---    --------    ---    --------    ---

                                                                SEPTEMBER 30,
                                            ------------------------------------------------------
                                                  1996               1995               1994
                                            ----------------   ----------------   ----------------
                                                       % OF               % OF               % OF
    TYPE OF ACCOUNT (CONTINUED)              AMOUNT    TOTAL    AMOUNT    TOTAL    AMOUNT    TOTAL
    --------------                          --------   -----   --------   -----   --------   -----
                                                            (DOLLARS IN THOUSANDS)
    Demand deposits:
      Consumer
         Interest-earning(3)..............    84,718     11      81,005     11      59,945     11
         Non-interest-earning.............    15,386      2      13,876      2       8,090      1
      Commercial..........................    67,982      9      51,787      7      25,049      4
      Custodial accounts..................    12,969      2      11,344      2      14,410      3
                                            --------    ---    --------    ---    --------    ---
    Total demand deposits.................   181,055     24     158,012     22     107,494     19
                                            --------    ---    --------    ---    --------    ---
    Time deposits:
       1.00%-3.00%........................       203     --         812     --         112     --
       3.01%-5.00%........................    37,508      5      54,435      8     235,412     42
       5.01%-7.00%........................   416,239     55     360,899     50      97,170     17
       7.01%-9.00%........................     7,355      1      23,112      3      20,510      4
       9.01%-11.00%.......................     1,457     --       1,944     --       1,947     --
      11.01%-13.00%.......................        --     --          --     --           3     --
                                            --------    ---    --------    ---    --------    ---
    Total time deposits...................   462,762     61     441,202     61     355,154     63
                                            --------    ---    --------    ---    --------    ---
    Total deposits........................  $760,494    100%   $719,226    100%   $561,616    100%
                                            ========    ===    ========    ===    ========    ===
    Weighted average rate at year end.....      4.32%              4.49%              3.84%
                                            ========           ========           ========
    Contractual maturities of time
      deposits:
      Within 1 year.......................  $340,126           $257,701           $180,403
      1 to 5 years........................   122,636            183,473            174,751
      over 5 years........................        --                 28                 --
                                            --------           --------           --------
                                            $462,762           $441,202           $355,154
                                            ========           ========           ========

---------------

(1) The range of nominal interest rates was 2.00% to 3.25% at September 30, 1996, 2.50 to 3.50% at September 30, 1995 and 3.00% at September 30, 1994.
(2) The range of nominal interest rates was 2.45% to 4.00% at September 30, 1996 and 2.45% to 3.75% at September 30, 1995 and 1994.
(3) The range of nominal interest rates was 1.75% to 3.25% at September 30, 1996, 2.40% to 3.25% at September 30, 1995 and 2.50% to 2.95% at September
     30, 1994.

     As of September 30, 1996 the amount and remaining term to maturity for time deposits in the amount of $100,000 or greater is as follows; approximately $30.1 million in three months or less, approximately $19.4 million in over three months through six months, approximately $23.7 million in over six months through twelve months, and approximately $11.6 million in over twelve months.

     Included in total deposits are accounts having balances in excess of $100,000 totalling approximately $136 million, $103 million and $60.2 million at September 30, 1996, 1995 and 1994, respectively.

     Certain deposits are collateralized by mortgage-backed and investment securities aggregating approximately $26.7 million and $19.5 million at September 30, 1996 and 1995, respectively.

     In the second quarter of fiscal 1996, First Liberty began a wholesale and brokered certificate of deposit program as part of their overall funding strategy. Since 1995 brokered deposits have grown to $16.0 million and wholesale deposits have grown to $20.9 million. These deposits represent 4.9% of total deposits. The wholesale and brokered program provides a source of funds that can be utilized as an attractive alternative to other borrowing lines and competitive deposit pricing.

BORROWINGS

     The following table sets forth the outstanding, maximum month-end and average balances of FHLB advances and the associated weighted average interest rates at the dates indicated.

                                                                       SEPTEMBER 30,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Outstanding balance, end of period.........................  $184,660     $ 88,500     $ 50,250
Maximum month end balance..................................   184,660      107,500       83,250
Average balance............................................   106,047       62,091       57,809
  Weighted average interest rate, end of period............      5.45%        6.14%        6.16%
  Weighted average interest rate, during the period........      5.71%        6.07%        5.52%

     Advances from the FHLB are collateralized by residential first mortgage loans and mortgage-backed and government agency securities with unpaid principal balances aggregating approximately $195 million, $140 million and $88 million at September 30, 1996, 1995 and 1994, respectively. At September 30, 1996, Liberty Bank was required to collateralize its advances with acceptable collateral with a lendable collateral value equal to 100% of advances outstanding. The lendable collateral value of the residential first mortgage loans and mortgage-backed securities pledged to the advances was 85% and 90% of their fair market value, respectively.

     During 1996 the FHLB of Atlanta imposed a maximum investment in its capital stock equal to $500,000 over the required minimum. During the quarter ended September 30, 1996, Liberty Bank increased its advances from the FHLB of Atlanta to avoid a forced redemption of its excess FHLB of Atlanta stock.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Management is currently reviewing the provisions of SFAS No. 125 and does not believe that the Company's financial statements will be materially negatively impacted by the adoption.

     In March 1995, the FASB issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used at the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. This statement also requires that long-lived assets and certain intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, except for assets that are covered by Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". Assets that are covered by Opinion No. 30 will continue to be reported at the lower of carrying amount or net realizable value. SFAS No. 121 is effective for the Company beginning October 1, 1996. Management believes that the adoption of SFAS No. 121 will not have a material impact on the Company's financial statements.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 establishes accounting and reporting standards for stock-based employee compensation plans including stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued To Employees". Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. SFAS No. 123 is effective for the Company for the year ending September 30, 1997. As such, SFAS No. 123 was adopted effective October 1, 1996 for disclosure purposes only and did not impact the Company's financial position or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

     First Liberty's primary sources of funds are deposits, loan repayments, sales and maturities of securities, loan sales, repurchase agreements, advances from the FHLB of Atlanta and various other borrowings. Deposits provide a source of funds that are highly dependent on market and other conditions, while loan repayments are a relatively stable source of funds.

     The liquidity of First Liberty's operation is measured by the ratio of cash and short-term investments (as defined by federal regulations) to the sum of withdrawable deposits and borrowings maturing within one year. Federal regulations currently require institutions to maintain a liquidity ratio of at least 5%. Liberty Bank met its liquidity requirement at September 30, 1996.

     The Office of Thrift Supervision ("OTS") capital regulations include a core capital requirement, a tangible capital requirement and a risk-based capital requirement. Subject to certain exceptions, each of these capital standards must be no less stringent than the capital standards applicable to national banks, although the risk-based capital requirement for savings institutions may deviate from the risk-based capital standards applicable to national banks to reflect interest rate risk or other risks if the deviations in the aggregate do not result in materially lower levels of capital being required of savings institutions than would be required of national banks.

     The following table reflects Liberty Bank's compliance with its regulatory capital requirements at September 30, 1996:

                                                   ACTUAL           REQUIRED          EXCESS
                                               ---------------   --------------   --------------
                                               AMOUNT      %     AMOUNT     %     AMOUNT     %
                                               -------   -----   -------   ----   -------   ----
                                                            (DOLLARS IN THOUSANDS)
    Core capital.............................  $62,673    5.89   $31,915   3.00   $30,758   2.89
    Tangible capital.........................   61,003    5.74    15,933   1.50    45,070   4.24
    Risk-based capital.......................   82,676   10.75    61,520   8.00    21,156   2.75

     The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes five classifications for institutions based upon the capital requirements. Each appropriate federal banking agency, such as the OTS for Liberty Bank, must establish by regulation the parameters of each such classification. Based on final regulations promulgated by the OTS, Liberty Bank is considered well capitalized. Failure to maintain that status could result in greater regulatory oversight or restrictions on Liberty Bank's activities.

     Liberty Bank is prohibited from declaring or paying cash dividends on its common stock if the payment thereof would cause a reduction in its regulatory capital below either the liquidation account or the capital requirements set by the OTS or, without the prior approval of the OTS, if the amount of dividends to be paid in any year would exceed 50% of its net income for the fiscal year in which the dividend is declared (except that permitted dividends may be deferred and paid in a subsequent year). No dividends were declared during fiscal 1994 and 1996. During fiscal 1995 Liberty Bank declared and paid dividends to First Liberty in the amounts of $6.3 million and $3.2 million, respectively. Liberty Bank paid dividends in the amount of $3.6 million to First Liberty during fiscal 1996.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                                                                       PAGE
                                                                                       ----
Report of Independent Accountants....................................................  A-21
Consolidated Statements of Financial Condition as of September 30, 1996 and 1995.....  A-22
Consolidated Statements of Income for each of the three years in the period ended
  September 30, 1996.................................................................  A-23
Consolidated Statements of Stockholders' Equity for each of the three years in the period ended September 30, 1996....................................................  A-25
Consolidated Statements of Cash Flows for each of the three years in the period ended
  September 30, 1996.................................................................  A-26
Notes to Consolidated Financial Statements...........................................  A-28

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
First Liberty Financial Corp.

     We have audited the accompanying consolidated statements of financial condition of First Liberty Financial Corp. and Subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Liberty Financial Corp. and Subsidiaries as of September 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 6 to the consolidated financial statements, the Company changed its method of accounting for impaired loans and mortgage servicing rights in 1996.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
November 5, 1996, except as to the information presented in the first paragraph of
Note 3, for which the date
is November 15, 1996.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                            1996        1995
                                                                         ----------   --------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
ASSETS:
Cash and due from banks................................................  $   37,925   $ 24,610
Federal funds sold and repurchase agreements...........................      29,707     22,652
Securities available-for-sale, at market value.........................     200,017    167,613
Loans available-for-sale, net, at market value.........................      26,906     22,282
Loans, net.............................................................     720,178    625,641
Accrued interest receivable............................................       7,312      6,406
Premises and equipment, net............................................      22,151     22,194
Real estate, net.......................................................       2,512      4,053
Intangible assets......................................................      10,211     11,315
Mortgage servicing rights..............................................       6,132      2,076
Advances to attorneys for loans originated.............................       1,729      3,220
Deferred federal income taxes..........................................         450         --
Other assets...........................................................       5,961      7,212
                                                                         ----------   --------
          Total assets.................................................  $1,071,191   $919,274
                                                                         ==========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Noninterest-bearing demand...........................................  $   81,139   $ 63,323
  Interest-bearing demand..............................................      99,916     94,689
  Savings..............................................................     116,677    120,012
  Time.................................................................     462,762    441,202
                                                                         ----------   --------
          Total deposits...............................................     760,494    719,226
Notes payable and other borrowed money.................................     184,660     88,500
Subordinated debentures................................................      12,155     12,501
Securities sold under agreements to repurchase.........................      16,644      4,315
Checks payable on loans originated.....................................       4,450      7,119
Deferred federal income taxes..........................................          --      1,264
Other liabilities......................................................      16,338     15,680
                                                                         ----------   --------
          Total liabilities............................................     994,741    848,605
                                                                         ----------   --------
Commitments and contingencies..........................................          --         --
Stockholders' equity:
  Series B, 6.00% Cumulative Convertible Preferred Stock ($25.00 stated
     value, 302,580 shares authorized, issued and outstanding).........       7,564      7,564
  Common stock ($1.00 par value, 37,500,000 shares authorized,
     6,103,452 and 5,973,924 shares issued, respectively, and 6,069,942
     and 5,940,414 shares outstanding, respectively)...................       6,104      5,974
  Additional paid-in capital...........................................      26,132     25,376
  Retained earnings....................................................      36,804     31,593
  Net unrealized gain on securities available-for-sale, net of taxes...         115        431
  Treasury stock at cost (33,510 shares)...............................        (269)      (269)
                                                                         ----------   --------
          Total stockholders' equity...................................      76,450     70,669
                                                                         ----------   --------
          Total liabilities and stockholders' equity...................  $1,071,191   $919,274
                                                                         ==========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                  YEARS ENDED SEPTEMBER 30,
                                                             ------------------------------------
                                                                1996         1995         1994
                                                             ----------   ----------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Interest Income:
  Loans....................................................  $   62,021   $   49,990   $   41,827
  Securities...............................................      12,263       10,957        6,481
  Federal funds sold and repurchase agreements.............         671          466          254
  Other interest income....................................         127           77           --
                                                             ----------   ----------   ----------
          Total interest income............................      75,082       61,490       48,562
                                                             ----------   ----------   ----------
Interest Expense:
  Deposits.................................................      31,881       26,167       19,796
  Short-term borrowings....................................       6,108        3,785        1,470
  Long-term borrowings.....................................       2,823        2,781        3,851
                                                             ----------   ----------   ----------
          Total interest expense...........................      40,812       32,733       25,117
                                                             ----------   ----------   ----------
     Net interest income...................................      34,270       28,757       23,445
  Provision for estimated losses on loans..................       1,788        1,440        1,500
                                                             ----------   ----------   ----------
     Net interest income after provision for estimated
       losses on loans.....................................      32,482       27,317       21,945
                                                             ----------   ----------   ----------
Noninterest Income:
  Loan servicing fees......................................       2,354        2,398        2,870
  Gain on sale of investment securities....................          11           34           --
  Gain (loss) on sale of loans and mortgage-backed
     securities............................................       1,770         (207)         461
  Gain on sale of servicing................................         790        2,353        3,367
  Deposit account service charges..........................       4,509        3,491        2,859
  Other income.............................................         673          716          708
                                                             ----------   ----------   ----------
          Total noninterest income.........................      10,107        8,785       10,265
                                                             ----------   ----------   ----------
                                                                 42,589       36,102       32,210
                                                             ----------   ----------   ----------
Noninterest Expense:
  Compensation, taxes and benefits.........................      14,449       12,442       11,960
  Occupancy and equipment..................................       3,499        2,965        2,765
  Advertising..............................................         904          856          854
  Professional fees........................................         820          765          815
  Data processing..........................................         772          718          655
  Federal deposit insurance premiums.......................       5,019        1,740        1,551
  Amortization of intangible assets........................       1,113          729          375
  Net cost of operation of other real estate...............         229          370        1,080
  Other expenses...........................................       4,112        4,239        3,356
                                                             ----------   ----------   ----------
          Total noninterest expense........................      30,917       24,824       23,411
                                                             ----------   ----------   ----------
  Income before income tax expense.........................      11,672       11,278        8,799
                                                             ----------   ----------   ----------

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                                                                  YEARS ENDED SEPTEMBER 30,
                                                                1996         1995         1994
                                                             ----------   ----------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Income Tax Expense (Benefit):
  Current..................................................       5,858        3,394        2,557
  Deferred.................................................      (1,956)        (187)         193
                                                             ----------   ----------   ----------
                                                                  3,902        3,207        2,750
                                                             ----------   ----------   ----------
  Net income...............................................       7,770        8,071        6,049
  Dividends on preferred stock.............................         454          864          891
                                                             ----------   ----------   ----------
  Net income applicable to common stockholders.............  $    7,316   $    7,207   $    5,158
                                                             ==========   ==========   ==========
Earnings Per Common Share:
  Primary..................................................  $     1.21   $     1.48   $     1.11
  Fully diluted............................................  $     1.17   $     1.29   $     1.00
Dividends Per Common Share:................................  $      .34   $      .28   $      .21
Average Number of Shares Outstanding:
  Primary..................................................   6,056,372    4,843,047    4,633,242
  Fully diluted............................................   6,672,680    6,307,338    6,074,234

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                        ADDITIONAL                NET UNREALIZED
                                                                 PREFERRED    COMMON     PAID-IN      RETAINED    GAIN (LOSS) ON
                                                                   STOCK      STOCK      CAPITAL      EARNINGS      SECURITIES
                                                                 ---------    ------    ----------    --------    --------------
                                                                                     (DOLLARS IN THOUSANDS)
Balances at September 30, 1993.................................   $11,500     $4,547     $ 15,209     $22,083        $    998
  Series A, 7.75% Cumulative Convertible Preferred stock
    dividends declared, $1.94 per share........................        --        --            --        (891)             --
  Common stock dividends declared, $0.21 per share.............        --        --            --        (963)             --
  Repayment of obligations under Employee Stock Ownership
    Plan.......................................................        --        --            --          --              --
  Net unrealized loss on securities available-for-sale, net of
    taxes......................................................        --        --            --          --          (1,872)
  Net income...................................................        --        --            --       6,049              --
                                                                 --------     -------     -------     -------         -------
Balances at September 30, 1994.................................    11,500     4,547        15,209      26,278            (874)
  Series B, 6.00% Cumulative Convertible Preferred stock
    issued -- $25.00 stated value -- 302,580 shares............     7,564        --          (545)         --              --
  Series A, 7.75% Cumulative Convertible Preferred stock
    dividends declared, $1.45 per share........................        --        --            --        (669)             --
  Series B, 6.00% Cumulative Convertible Preferred stock
    dividends declared, $0.64 per share........................        --        --            --        (195)             --
  Common stock dividends declared, $0.28 per share.............        --        --            --      (1,417)             --
  Conversion of 457,463 shares of Series A, 7.75% Cumulative
    Convertible Preferred stock into 1,372,389 shares of Common
    stock, and 2,537 shares redeemed for $26.20 per share......   (11,500)    1,371        10,519        (456)             --
  Common stock issued for exercise of stock options -- 55,500
    shares.....................................................        --        56           193         (19)             --
  Net unrealized gain on securities available-for-sale, net of
    taxes......................................................        --        --            --          --           1,305
  Net income...................................................        --        --            --       8,071              --
                                                                 --------     -------     -------     -------         -------
Balances at September 30, 1995.................................     7,564     5,974        25,376      31,593             431
  Series B, 6.00% Cumulative Convertible Preferred stock
    dividends declared, $0.64 per share........................        --        --            --        (454)             --
  Common stock dividends declared, $0.34 per share.............        --        --            --      (2,076)             --
  Conversion of $602,000 in 8.25% Convertible Debentures into
    55,261 shares of Common stock..............................        --        55           536          (2)             --
  Common stock issued for exercise of stock options -- 74,400
    shares.....................................................        --        75           220         (25)             --
  Dividends paid for fractional shares in three-for-two stock
    split effective October 1, 1996............................        --        --            --          (2)             --
  Net unrealized loss on securities available-for-sale, net of
    taxes......................................................        --        --            --          --            (316)
  Net income...................................................        --        --            --       7,770              --
                                                                 --------     -------     -------     -------         -------
Balances at September 30, 1996.................................   $ 7,564     $6,104     $ 26,132     $36,804        $    115
                                                                 ========     =======     =======     =======         =======

                                                                             OBLIGATIONS
                                                                               UNDER
                                                                             EMPLOYEE
                                                                               STOCK          TOTAL
                                                                 TREASURY    OWNERSHIP    STOCKHOLDERS'
                                                                  STOCK        PLAN          EQUITY
                                                                 --------    ---------    -------------
                                                                        (DOLLARS IN THOUSANDS)
Balances at September 30, 1993.................................   $ (269)      $(184)        $53,884
  Series A, 7.75% Cumulative Convertible Preferred stock
    dividends declared, $1.94 per share........................       --          --            (891)
  Common stock dividends declared, $0.21 per share.............       --          --            (963)
  Repayment of obligations under Employee Stock Ownership
    Plan.......................................................       --         184             184
  Net unrealized loss on securities available-for-sale, net of
    taxes......................................................       --          --          (1,872)
  Net income...................................................       --          --           6,049
                                                                   -----       -----         -------
Balances at September 30, 1994.................................     (269)         --          56,391
  Series B, 6.00% Cumulative Convertible Preferred stock
    issued -- $25.00 stated value -- 302,580 shares............       --          --           7,019
  Series A, 7.75% Cumulative Convertible Preferred stock
    dividends declared, $1.45 per share........................       --          --            (669)
  Series B, 6.00% Cumulative Convertible Preferred stock
    dividends declared, $0.64 per share........................       --          --            (195)
  Common stock dividends declared, $0.28 per share.............       --          --          (1,417)
  Conversion of 457,463 shares of Series A, 7.75% Cumulative
    Convertible Preferred stock into 1,372,389 shares of Common
    stock, and 2,537 shares redeemed for $26.20 per share......       --          --             (66)
  Common stock issued for exercise of stock options -- 55,500
    shares.....................................................       --          --             230
  Net unrealized gain on securities available-for-sale, net of
    taxes......................................................       --          --           1,305
  Net income...................................................       --          --           8,071
                                                                   -----       -----         -------
Balances at September 30, 1995.................................     (269)         --          70,669
  Series B, 6.00% Cumulative Convertible Preferred stock
    dividends declared, $0.64 per share........................       --          --            (454)
  Common stock dividends declared, $0.34 per share.............       --          --          (2,076)
  Conversion of $602,000 in 8.25% Convertible Debentures into
    55,261 shares of Common stock..............................       --          --             589
  Common stock issued for exercise of stock options -- 74,400
    shares.....................................................       --          --             270
  Dividends paid for fractional shares in three-for-two stock
    split effective October 1, 1996............................       --          --              (2)
  Net unrealized loss on securities available-for-sale, net of
    taxes......................................................       --          --            (316)
  Net income...................................................       --          --           7,770
                                                                   -----       -----         -------
Balances at September 30, 1996.................................   $ (269)      $  --         $76,450
                                                                   =====       =====         =======

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED SEPTEMBER 30,
                                                              ---------------------------------
                                                                1996        1995        1994
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
Operating Activities:
  Cash flows from operating activities:
     Net income.............................................  $   7,770   $   8,071   $   6,049
     Adjustments to reconcile net income to cash provided
       by(used in) operations:
       Depreciation.........................................      1,936       1,727       1,618
       Deferred income tax expense (benefit)................     (1,956)       (187)        193
       Amortization of loan fees (costs), net...............        113        (623)       (776)
       Provision for estimated losses on loans and real
          estate............................................      2,201       1,947       2,597
       Amortization of intangibles..........................      1,113         729         375
       Dividends received on stock..........................       (272)       (254)       (416)
       Loss(gain) on sales of loans, mortgage-backed and
          investment securities.............................     (1,781)        173        (461)
     Loans available-for-sale:
       Disbursements........................................   (140,618)    (57,020)   (160,060)
       Purchases............................................   (228,087)    (69,590)   (190,758)
       Sales................................................    365,341     113,053     402,506
       Repayments...........................................        600         791       8,079
     Increase in accrued interest receivable................       (906)     (1,475)       (431)
     Increase(decrease) in accrued interest payable.........         33         170         (26)
     Other, net.............................................     (2,750)      9,328      (1,399)
                                                              ---------   ---------   ---------
          Total adjustments.................................     (5,033)     (1,231)     61,041
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................      2,737       6,840      67,090
                                                              ---------   ---------   ---------
Investing Activities:
  Cash flows from investing activities:
     Net increase in federal funds sold and repurchase
       agreements...........................................     (7,055)    (15,917)     (3,309)
     Investment securities available-for-sale:
       Purchases............................................        (10)    (11,211)     (5,176)
       Sales................................................        819      30,960          74
       Maturities...........................................      4,000       3,000       2,843
     Mortgage-backed securities available-for-sale:
       Purchases............................................    (77,187)    (64,450)    (59,864)
       Sales................................................      2,763      19,478       6,205
       Principal repayments.................................     36,959      23,041      33,891
     Net increase in loans..................................    (97,754)    (76,552)    (19,800)
     Purchases of premises and equipment....................     (1,899)     (1,447)     (1,743)
     Proceeds from sales of real estate.....................      3,714       1,612       1,821
     Net decrease(increase) in advances to attorneys for
       loans originated.....................................      1,491      (1,956)     17,448
     Cash received in acquisitions, net.....................         --      86,220          --
                                                              ---------   ---------   ---------
  Net cash used in investing activities.....................   (134,159)     (7,222)    (27,610)
                                                              ---------   ---------   ---------

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                                                                  YEARS ENDED SEPTEMBER 30,
                                                                1996        1995        1994
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
Financing Activities:
  Cash flows from financing activities:
     Net increase(decrease) in deposits.....................     41,122     (33,300)     15,656
     Notes payable and other borrowed money:
       Proceeds.............................................    605,762     380,000     176,000
       Repayments...........................................   (509,602)   (342,415)   (197,008)
     Net increase (decrease) in securities sold under
       agreements to repurchase.............................     12,329       2,655      (6,814)
     Net increase(decrease) in checks payable on loans
       originated...........................................     (2,669)      3,295     (22,422)
     Redemption of preferred stock..........................         --         (66)         --
     Issuance of common stock...............................        270         230          --
     Dividends paid on stock................................     (2,475)     (1,700)     (2,077)
                                                              ---------   ---------   ---------
     Net cash provided by(used in) financing activities.....    144,737       8,699     (36,665)
                                                              ---------   ---------   ---------
     Net increase in cash and due from banks................     13,315       8,317       2,815
     Cash and due from banks beginning of period............     24,610      16,293      13,478
                                                              ---------   ---------   ---------
     Cash and due from banks end of period..................  $  37,925   $  24,610   $  16,293
                                                              =========   =========   =========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
     Interest...............................................  $  40,780   $  32,564   $  25,144
     Income taxes...........................................      5,687       2,665       3,688
  Noncash Investing and Financing Activities:
     Real estate foreclosed.................................  $   2,028   $   1,462   $   1,492
     Financing of sales of foreclosed real estate...........        350       3,678       3,339
     Conversion of mortgage loans into mortgage-backed
       securities...........................................         --          --         596
     Dividends declared but not paid on preferred stock.....        114          66          --
     Dividends declared but not paid on common stock........        524         515          --
Acquisitions:
  Fair value of assets acquired.............................         --   $(113,176)         --
  Fair value of liabilities assumed.........................         --     199,396          --
                                                                          ---------
Net cash received...........................................         --   $  86,220          --
                                                                          =========

   The accompanying notes are an integral part of the consolidated financial statements.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     First Liberty Financial Corp. ("First Liberty") is a savings and loan holding company which owns and operates First Liberty Bank ("Liberty Bank") and its wholly-owned subsidiaries, Liberty Mortgage Corporation ("Liberty Mortgage") and NewSouth Financial Services, Inc. ("NewSouth"). Liberty Bank operates as a system of community banks throughout Georgia. Liberty Mortgage originates first mortgage loans throughout Georgia and the southeastern states.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of First Liberty and its wholly-owned subsidiaries, Liberty Bank and Liberty Mortgage (collectively known as "the Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due From Banks."

DEBT AND EQUITY SECURITIES

     Held-to-maturity securities are debt and equity securities that the Company has the positive intent and ability to hold to maturity. Held-to-maturity securities are reported at amortized cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

     Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

     Debt and equity securities that are not classified as either held-to-maturity securities or trading securities are classified as available-for-sale and represent those securities intended to be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to interest rates, change in prepayment risk, the need to increase regulatory capital or other similar factors. Available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity until realized. This amount is reported net of income taxes. As of September 30, 1996 and 1995, the Company's entire portfolio of debt and equity securities was classified as available-for-sale.

     Gains or losses on sales of securities are determined based upon the specific identification method.

LOANS AVAILABLE-FOR-SALE

     Loans available for sale are stated at the lower of cost or market and gains and losses on sales of first mortgage loans are recognized at the time of sale. Gains and losses are determined as the difference between the net sales proceeds (including fees paid to the Company to release servicing rights) and the book value of the loans or securities sold, as adjusted by the estimated present value associated with excess or deficient servicing fees. The present value of excess and deficient servicing fees is amortized on the level-yield method over the estimated lives of the related loans.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

LOANS

     Loans are generally recorded at the contractual amounts owed by borrowers, less unearned discounts, deferred origination fees, the undisbursed portion of any loans in process, and the allowance for loan losses. Interest on loans is credited to income as earned to the extent it is deemed collectible. Discounts on loans purchased are accreted into interest income using the level-yield method over the contractual lives of the loans, adjusted for actual prepayments.

     Loans which are delinquent 90 days (four payments) or over generally are placed on non-accrual status unless the collectibility of principal and accrued interest is assured beyond a reasonable doubt. In some cases, loans less than 90 days (four payments) delinquent are placed on non-accrual where material uncertainty exists as to their collectibility. When loans are placed on non-accrual, all previously accrued interest is charged against interest income and further accruals are discontinued, unless a part of the previously accrued interest is considered collectible beyond a reasonable doubt. In such cases, the amount of accrued interest considered collectible is not charged off.

ALLOWANCE FOR ESTIMATED LOAN LOSSES

     On October 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures, an Amendment of SFAS No. 114". Under these new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.

     The Company uses several factors in determining if a loan is impaired under SFAS No. 114. Quarterly asset classification procedures generally include a review of significant loans and lending data, including loan payment status and borrowers' financial data and operation factors, such as cash flows and operating income or loss. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate of the loan, except that collateral dependent loans are measured for impairment at the fair value of the collateral. The adoption of SFAS No. 114 resulted in no additional provision for loan losses at October 1, 1995.

     The allowance for estimated loan losses is established and maintained through a periodic review and evaluation of various factors which affect the loans' collectibility and results in provisions for loan losses which are charged to expense. Numerous factors are considered in the evaluation including:
(1) a review of certain borrowers' current financial status, credit standing, and available collateral; (2) historical loan loss experience in relation to outstanding loans; (3) the diversification and size of the loan portfolio; (4) the results of the most recent regulatory examinations available to the Company;
(5) the overall loan portfolio quality; (6) management's judgement regarding prevailing and anticipated economic conditions; and (7) other relevant factors.

MORTGAGE SERVICING RIGHTS

     The Company adopted SFAS No. 122 "Accounting for Mortgage Servicing Rights", effective October 1, 1995. SFAS No. 122 requires that the right to service mortgage loans for others be recognized as an asset, whether that servicing right is acquired or originated. The total cost of mortgage loans sold or securitized is allocated to the loans and to the mortgage servicing rights based upon their relative fair values. Mortgage servicing rights are amortized using a method approximating the level-yield method over management's best estimate of the remaining loan lives.

     When loans sold have an average contractual interest rate, adjusted for normal servicing fees, that differs from the agreed yield to the purchaser, gains or losses are recognized equal to the present value of such

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES differential over the estimated remaining life of such loans. The resulting "excess (deficient) servicing fees receivable (payable)" is amortized over the estimated life using a method approximating the level-yield method over management's best estimate of the remaining loan lives.

     The carrying value of mortgage servicing rights, and the excess (deficient) servicing fees receivable (payable) are evaluated for impairment based on their fair value. Fair values of servicing rights are determined by estimating the present value of future net servicing income considering the average interest rate and the average remaining lives of the related loans being serviced. The Company evaluates the carrying value of its excess (deficient) servicing fee receivable (payable) by determining the present value of the amount by which the actual monthly servicing fees collected exceed "normal" servicing fees. Periodically, the Company uses an independent party to evaluate the present value of its portfolio of mortgage servicing. Both evaluations are principally determined using discounted cash flows of disaggregated groups of mortgage servicing rights.

LOAN FEES AND ORIGINATION COSTS

     Loan origination fees, commitment fees, and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the loans' yields using the level-yield method. Calculation of the level-yield is based upon weighted average contractual payment terms which are adjusted for actual prepayments.

FINANCIAL OPTIONS AND COMMITMENTS TRANSACTIONS

     Fees paid to purchase rights to sell loans at future dates at specified prices ("options") and commitment fees paid to secure markets to sell first mortgage loans are deferred and amortized over the term of the commitment. Upon determination that commitments will not be utilized, the related fees are charged to expense.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     The Company enters into sales of securities under agreements to repurchase identical or substantially similar securities in the future ("repurchase agreements"). Obligations under repurchase agreements are reflected as liabilities and securities sold continue to be reflected as assets in the financial statements. All repurchase agreements mature within one year.

PREMISES AND EQUIPMENT

     Premises and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets (33 to 40 years for buildings and 3 to 10 years for equipment). Expenditures for maintenance and repairs are charged against earnings as incurred. Costs of major additions and improvements are capitalized. Upon disposition or retirement of property, the cost and the related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in current income.

REAL ESTATE

     Real estate is carried at the lower of fair value less estimated selling costs or cost. Any write-down from the cost to fair value required at the time of foreclosure is charged to the allowance for estimated loan losses. Subsequent write-downs and gains or losses recognized on the sale of real estate are included in non-interest income or expense.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

INTANGIBLE ASSETS

     Intangible assets are stated at cost less accumulated amortization and are amortized over periods ranging from 10 to 25 years on the straight-line basis. The recoverability of the intangible assets are reviewed periodically to determine if adjustments to carrying value or amortization periods are necessary. Accumulated amortization as of September 30, 1996 and 1995 was $4.6 million and $3.5 million, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. These fair values are provided for disclosure purposes only, and do not impact carrying values of financial statement amounts.

          Cash, Due From Banks and Federal Funds Sold and Repurchase Agreements. The carrying amount reported in the balance sheet for cash, due from banks and federal funds sold approximates those assets' fair values.

          Investment Securities (Including Mortgage-backed Securities). Fair values for investment securities are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

          Loans Receivable. For variable-rate loans held-for-investment, fair values are based on carrying values. The fair values for loans available-for-sale are based on quoted market prices of similar loans sold including the value of servicing rights. The fair values for all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

          Mortgage Servicing Rights and Excess Servicing Fees. The fair value is estimated by discounting future cash flows from servicing fees using discount rates that approximate current market rates.

          Deposit Liabilities. The fair values disclosed for deposits (i.e., interest and non-interest checking), regular savings, and money market accounts are equal to the amount payable on demand at the reporting date. Fair values for fixed-rate certificates are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated monthly maturities on time deposits.

          Short-term Borrowings. The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

          Long-term Borrowings. The fair values of the Company's long-term borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing agreements.

          Subordinated Debt. The fair values of Liberty Bank's subordinated debt is based on the optional redemption price of 102.0% at September 30, 1996 and 103.0% at September 30, 1995.

          Off-balance-sheet Instruments. Liberty Bank has commitments to extend standby letters of credit and to purchase and sell loans and mortgage-backed securities. These types of credit are made at market rates; therefore, there would be no market risk associated with these credits which would create a significant fair value liability.

          Liberty Mortgage has commitments to originate loans for borrowers as well as commitments to sell loans to investors. The fair value of commitments to originate loans, on which a rate commitment has been made, is based on current market value. On commitments to originate loans, where no rate commitments have been made, fair value equals carrying amount. The fair value of mandatory

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES commitments to sell loans is based on current market values. The fair value of optional commitments to sell loans is based on carrying value. The carrying value of optional commitments to sell loans equals the net notional amount of optional commitments to sell and of optional commitments to buy loans or mortgage-backed securities.

ADVERTISING

     Advertising costs are expensed as incurred.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes. Deferred tax balances are regularly adjusted through the consolidated statements of income to reflect current estimates of future taxes payable or refundable. First Liberty files a consolidated income tax return; however, income taxes are computed by each subsidiary on a separate basis, and taxes currently payable are remitted to First Liberty.

EARNINGS PER COMMON SHARE

     Earnings per share are computed on the weighted average number of shares outstanding including common stock equivalents, if dilutive. For computing primary earnings per share, stock options exercisable at a price less than average market price during the period are considered common stock equivalents. Fully diluted earnings per share assumes: (i) the conversion, if dilutive, of all convertible debt as of the beginning of the year (or date of issue), with the elimination of the related interest expense net of applicable income taxes,
(ii) the exercise of all stock options below the market price at September 30 or the average market price for the year, and (iii) the conversion, if dilutive, of all convertible preferred stock as of the beginning of the year (or date of issue), with the elimination of dividends declared.

RECLASSIFICATIONS AND RESTATEMENTS

     Certain reclassifications have been made to the 1995 and 1994 consolidated financial statements to conform to the 1996 presentation.

     All references to number of shares, per share amounts, stock option data and market prices have been restated to give retroactive effect to the three-for-two stock split in the form of a stock dividend effective on October 1, 1996.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 is effective for transfers and

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Management is currently reviewing the provisions of SFAS No. 125 and does not believe that the Company's financial statements will be materially negatively impacted by the adoption.

     In March 1995, the FASB issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used at the entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. This statement also requires that long-lived assets and certain intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, except for assets that are covered by Accounting Principles Board ("APB") Opinion No. 30 "Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". Assets that are covered by Opinion No. 30 will continue to be reported at the lower of carrying amount or net realizable value. SFAS No. 121 is effective for the Company beginning October 1, 1996. Management believes that the adoption of SFAS No. 121 will not have a material impact on the Company's financial statements.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 establishes accounting and reporting standards for stock-based employee compensation plans including stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued To Employees". Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. SFAS No. 123 is effective for the Company for the year ending September 30, 1997. As such, SFAS No. 123 was adopted effective October 1, 1996 for disclosure purposes only and did not impact the Company's financial position or results of operations.

3. ACQUISITIONS

     On November 15, 1996, the Company acquired by merger Middle Georgia Bank ("MGB"). On the merger date MGB had total assets of approximately $129 million, total liabilities of $119 million and total stockholders' equity of $10.1 million. This business combination has been accounted for utilizing the pooling-of-interests method of accounting. The following table shows the pro forma effect of the above transaction on results of operations for the periods prior to the combination. The results listed are not necessarily indicative of

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES future operations and they exclude the pro forma effects of prior year acquisitions accounted for under the purchase method.

                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                     1996      1995      1994
                                                                    -------   -------   -------
                                                                            (UNAUDITED)
                                                                      (DOLLARS IN THOUSANDS)
Total Revenue:
  First Liberty...................................................  $85,189   $70,275   $58,827
  MGB.............................................................   10,664    10,081     8,184
     Combined.....................................................  $95,853   $80,356   $67,011
Net Income:
  First Liberty...................................................  $ 7,770   $ 8,071   $ 6,049
  MGB.............................................................    1,167     1,274     1,151
     Combined.....................................................  $ 8,937   $ 9,345   $ 7,200
Earnings Per Common Share:
  First Liberty
     Primary......................................................  $  1.21   $  1.48   $  1.11
     Fully diluted................................................     1.17      1.29      1.00
  MGB
     Primary......................................................     5.84      6.37      5.75
     Fully diluted................................................     5.84      6.37      5.75
  Combined
     Primary......................................................     1.20      1.42      1.09
     Fully diluted................................................     1.16      1.26      1.01

     In September 1995, the Company acquired by merger Tifton Banks, Inc. ("Tifton") of Tifton, Georgia, and its subsidiary, Tifton Bank & Trust Company ("Tifton Bank"). Tifton Bank, on the date of acquisition, held the following approximate balances: loans of $42 million, cash and investments of $21 million, premises and equipment of $1 million and deposits of $45 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     In March 1995, the Company acquired three banking offices located in Sylvania, Vidalia and Waycross, Georgia from a commercial bank. Total assets acquired were approximately $3 million and total cash received and deposits assumed were approximately $95 million. Intangible assets resulting from the acquisition were approximately $4 million.

     In December 1994, the Company acquired by merger Central Banking Company ("CBC") of Swainsboro, Georgia, and its subsidiary, The Central Bank ("The Central Bank"). Central Bank on the date of acquisition, held the following approximate balances: loans of $21 million, cash and investments of $34 million, premises and equipment of $1 million and deposits of $52 million. Intangible assets resulting from the acquisition amounted to approximately $2 million.

     The financial institutions acquired prior to 1996 were accounted for as purchases and accordingly, income and expenses of such institutions are included in the consolidated statements of the Company from the date of acquisition.

     The following table presents unaudited proforma results of operations for the year ended September 30, 1995, after giving effect to the amortization of intangibles and other proforma adjustments, as if the purchase acquisitions previously discussed had occurred at the beginning of the 1995 period. The proforma adjustments do not include any operating efficiencies which have been realized in the combined operations. Accordingly, the proforma summary information does not necessarily reflect the results of operations as they actually would

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES have been, if the acquisitions had occurred at the beginning of the year presented (dollars and shares outstanding in thousands).

                                                                                  SEPTEMBER 30,
                                                                                      1995
                                                                                  -------------
                                                                                   (UNAUDITED)
Net interest income before provision for estimated losses on loans..............     $31,674
Net income......................................................................       8,309
Earnings Per Common Share:
  Primary.......................................................................     $  1.45
  Fully diluted.................................................................        1.26
Average Shares Outstanding:
  Primary.......................................................................       4,844
  Fully diluted.................................................................       6,617

4. SECURITIES AVAILABLE-FOR-SALE

     Investment and mortgage-backed securities available-for-sale are summarized as follows:

                                                                         SEPTEMBER 30,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
                                                                          (DOLLARS IN
                                                                          THOUSANDS)
    Investment Securities:
      U.S. government agencies.....................................  $  9,792     $ 14,591
      Investment grade corporate equity securities.................     4,666        4,394
      Federal Home Loan Bank of Atlanta stock......................     9,733        9,733
      Other........................................................        90           80
    Mortgage-backed Securities:
      Federal National Mortgage Association........................    76,628       40,738
      Federal Home Loan Mortgage Corporation.......................    82,985       78,721
      Government National Mortgage Corporation.....................     2,376        2,835
      Other........................................................    13,747       16,521
                                                                     --------     --------
                                                                     $200,017     $167,613
                                                                     ========     ========

     Mortgage-backed securities at September 30, 1996 and 1995 included $124 million and $85.3 million, respectively, of investments collateralized by mortgage obligations and mortgage pass-through securities. Liberty Bank does not invest in collateralized mortgage obligations which are considered "high risk" as defined by the Federal Financial Institutions Examination Council guidelines.

     At September 30, 1996 and 1995, all mortgage-backed securities were available-for-sale. Adjustable rate pass-through securities are subject to interest rate adjustments indexed to the one year or three year constant maturity treasury, the one to six month London Inter-Bank Offered Rate, or the 11th District Cost of Funds Index.

     At September 30, 1996, the Company had no open futures contracts or option contracts as interest rate hedges related to investment or mortgage-backed securities.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The amortized cost and estimated market value of all investments in debt and equity securities are summarized as follows:

                                                                  GROSS        GROSS      ESTIMATED
                                                    AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                                      COST        GAINS        LOSSES       VALUE
                                                    ---------   ----------   ----------   ---------
                                                                (DOLLARS IN THOUSANDS)
    At September 30, 1996:
      U.S. government agencies....................  $   9,824     $   24        $ 56      $   9,792
      Investment grade corporate equity
         securities...............................      4,688         --          22          4,666
      Federal Home Loan Bank of Atlanta stock.....      9,733         --          --          9,733
      Other.......................................         90         --          --             90
      Mortgage-backed securities..................    175,508      1,073         845        175,736
                                                     --------     ------        ----       --------
                                                    $ 199,843     $1,097        $923      $ 200,017
                                                     ========     ======        ====       ========
    At September 30, 1995:
      U.S. government agencies....................  $  14,526     $   94        $ 29      $  14,591
      Investment grade corporate equity
         securities...............................      4,416         --          22          4,394
      Federal Home Loan Bank of Atlanta stock.....      9,733         --          --          9,733
      Other.......................................         80         --          --             80
      Mortgage-backed securities..................    138,205      1,288         678        138,815
                                                     --------     ------        ----       --------
                                                    $ 166,960     $1,382        $729      $ 167,613
                                                     ========     ======        ====       ========

     The change to stockholders' equity for the net unrealized gain or loss on debt and equity securities during fiscal 1996 was a net loss of $316,000 (net of related tax benefit of $163,000) and a net gain of $1.3 million (net of related taxes of $672,000) during fiscal 1995.

     The amortized cost and estimated market value of debt and equity securities at September 30, 1996, by contractual maturity, are shown below. Expected maturity will differ from contractual maturities because borrowers may have the right to prepay obligations with or without call or prepayment penalties:

                                                                                   ESTIMATED
                                                                       AMORTIZED    MARKET
                                                                         COST        VALUE
                                                                       ---------   ---------
                                                                            (DOLLARS IN
                                                                            THOUSANDS)
    Due in one year or less..........................................  $   8,887   $   8,857
    Due after one year through five years............................      5,715       5,691
                                                                        --------    --------
                                                                          14,602      14,548
    Federal Home Loan Bank of Atlanta stock..........................      9,733       9,733
    Mortgage-backed securities.......................................    175,508     175,736
                                                                        --------    --------
                                                                       $ 199,843   $ 200,017
                                                                        ========    ========

     Proceeds, gross realized gains and losses on the sale of debt and equity securities for the three years ended September 30, 1996 are as follows:

                                                                        SEPTEMBER 30,
                                                                  -------------------------
                                                                   1996     1995      1994
                                                                  ------   -------   ------
                                                                   (DOLLARS IN THOUSANDS)
    Proceeds....................................................  $3,581   $50,438   $6,279
    Gross realized gains........................................      13       255       13
    Gross realized losses.......................................       2        74       20

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

5. LOANS AVAILABLE-FOR-SALE AND MORTGAGE BANKING OPERATIONS

     Loans originated for sale to the secondary market, principally residential first mortgage loans, are typically sold within ninety days of origination. The Company had commitments to originate or purchase residential mortgage loans of approximately $76 million, including $1.6 million to be held in Liberty Bank's portfolio and $43 million on which the interest rate had not been locked-in at September 30, 1996. Commitments to buy and sell, respectively, residential mortgage loans and mortgage-backed securities for mandatory delivery were approximately $500,000 and $43 million at September 30, 1996. Also, at September 30, 1996, the Company bought $2.0 million of optional commitments to sell residential mortgage loans. The Company had no open futures contracts as interest rate hedges related to loans available-for-sale or commitments to originate residential mortgage loans at September 30, 1996.

     The following summarizes the principal balance of whole loans and participations which the Company was servicing for its portfolio and investors):

                                                                    SEPTEMBER 30,
                                                          ----------------------------------
                                                             1996        1995        1994
                                                          ----------   --------   ----------
                                                                (DOLLARS IN THOUSANDS)
    Loans serviced for investors........................  $  788,624   $617,549   $  837,926
    Loans sub-serviced for others.......................       2,324      2,744       57,857
    Loans serviced for Liberty Bank's portfolio.........     210,003    233,436      208,172
                                                          ----------   --------   ----------
              Total loans serviced......................  $1,000,951   $853,729   $1,103,955
                                                          ==========   ========   ==========
    Number of loans serviced............................      13,873     12,326       15,142
                                                          ==========   ========   ==========

     In connection with loans serviced, there were no off-balance sheet escrow accounts.

     Changes in the amounts capitalized in connection with mortgage servicing rights are as follows:

                                                                        SEPTEMBER 30,
                                                                   ------------------------
                                                                    1996     1995     1994
                                                                   ------   ------   ------
                                                                    (DOLLARS IN THOUSANDS)
    Balance, beginning of year...................................  $2,076   $2,915   $1,491
      Capitalized................................................   4,812      337    2,138
      Sold.......................................................     (46)    (692)    (156)
      Amortization...............................................    (710)    (484)    (558)
                                                                   ------   ------   ------
    Balance, end of year.........................................  $6,132   $2,076   $2,915
                                                                   ======   ======   ======

     The Company capitalized $1.8 million and amortized $151,000 in originated mortgage servicing rights during fiscal 1996.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The following table summarizes the Company's financial data with respect to its mortgage banking operations:

                                                                       SEPTEMBER 30,
                                                                ---------------------------
                                                                 1996      1995      1994
                                                                -------   -------   -------
                                                                  (DOLLARS IN THOUSANDS)
    Total revenues............................................  $ 7,743   $ 6,602   $ 9,222
    Total expenses............................................    5,212     4,575     5,354
                                                                -------   -------   -------
    Income before income taxes................................   $2,531   $ 2,027   $ 3,868
                                                                =======   =======   =======
    Total assets..............................................  $19,410   $19,884   $18,191
                                                                =======   =======   =======
    Depreciation expense......................................  $   215   $   193   $   120
                                                                =======   =======   =======
    Capital expenditures for office premises and equipment....  $   146   $   112   $   356
                                                                =======   =======   =======

6. LOANS

     Loans are summarized as follows:

                                                                        SEPTEMBER 30,
                                                                   -----------------------
                                                                     1996           1995
                                                                   --------       --------
                                                                   (DOLLARS IN THOUSANDS)
    Loans collateralized by real estate:
      Residential first mortgage.................................  $143,005       $157,531
      Commercial first mortgage..................................    44,797         60,730
      Consumer mortgage(1).......................................    61,400         51,786
    Construction loans:
      Residential real estate....................................    88,416         69,579
      Commercial real estate.....................................    24,185         18,301
    Commercial business..........................................   190,988        131,963
    Consumer -- indirect auto loans..............................   154,869        123,750
    Consumer -- other loans......................................    21,129         19,817
                                                                   --------       --------
                                                                    728,789        633,457
    Allowance for estimated losses...............................    (8,611)        (7,816)
                                                                   --------       --------
                                                                   $720,178       $625,641
                                                                   ========       ========

---------------

(1) Loans collateralized by the equity in the borrower's residence.

     The above balances exclude undisbursed loan commitments representing loans in process and unused lines of credit amounting to approximately $104 million and $80.1 million at September 30, 1996 and 1995, respectively.

     Liberty Bank's loans to one borrower ("LTOB") limitation is 15% of unimpaired capital and surplus (as defined by the Office of Comptroller of the Currency) unless the loans are collateralized by readily marketable assets, in which case the limitation is 25%. For loans in excess of this limitation, Liberty Bank is restricted from extending additional credit and options to renew such credits are limited. Liberty Bank's limitation at September 30, 1996 was approximately $12.4 million based on the 15% limitation and $20.7 million based on the 25% limitation. At September 30, 1996, Liberty Bank had no relationships in excess of the LTOB limitation.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     Liberty Bank's aggregate investment in loans collateralized by non-residential real estate may not exceed 400% of its risk-based capital. Liberty Bank had excess capacity to originate loans collateralized by non-residential real estate of approximately $167 million at September 30, 1996.

     The Company's exposure to credit loss in the event of non-performance by the borrower is represented by the outstanding principal balance of the respective loans plus the amount of undisbursed committed funds, if any. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation pursuant to the Company's lending and underwriting policy. Collateral held varies but may include real estate and improvements, inventory, accounts receivable and equipment or personal property.

     The loan portfolio does not contain any material concentrations of credit risk within any one industry. Most credits are located within Georgia, the Company's primary market area.

     At September 30, 1996, the recorded investment in loans for which impairment has been recognized in accordance with SFAS No. 114 totaled $4.7 million, with a corresponding valuation allowance of $1.9 million. For the period ended September 30, 1996, the average recorded investment in impaired loans was approximately $3.9 million. Interest income recognized by the Company on impaired loans, not placed on nonaccrual, (during the portion of the year that they were impaired) was not significant.

     All restructured loans were performing at September 30, 1996. The average yield on restructured loans was 8.37% at that date and was not materially below the market rate of interest for such loans.

     The following table sets forth the interest income that would have been recorded under the original terms and the actual interest income recorded for nonaccrual and for troubled debts restructured for the year ended September 30, 1996.

                                                                                        TROUBLED
                                                                         NONACCRUAL      DEBTS
                                                                           LOANS      RESTRUCTURED
                                                                         ----------   ------------
                                                                          (DOLLARS IN THOUSANDS)
Interest income that would have been recorded under the original
  terms................................................................     $334          $499
                                                                            ====          ====
Interest income recorded...............................................     $165          $440
                                                                            ====          ====

7. ALLOWANCE FOR ESTIMATED LOAN LOSSES

     Changes in the allowance for estimated loan losses for the three years ended September 30, 1996 are as follows:

                                                                       SEPTEMBER 30,
                                                                ---------------------------
                                                                 1996      1995      1994
                                                                -------   -------   -------
                                                                  (DOLLARS IN THOUSANDS)
    Balance at beginning of year..............................  $ 7,816   $ 5,680   $ 6,141
    Provision for estimated losses............................    1,788     1,440     1,500
    Acquisitions..............................................       --       879        --
    Charge-offs...............................................   (2,460)   (2,598)   (4,279)
    Recoveries................................................    1,467     2,415     2,318
                                                                -------   -------   -------
    Balance end of year.......................................  $ 8,611   $ 7,816   $ 5,680
                                                                =======   =======   =======

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

8. PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1996        1995
                                                                       -------     -------
                                                                           (DOLLARS IN
                                                                           THOUSANDS)
    Land.............................................................  $ 3,602     $ 3,596
    Office buildings.................................................   22,984      22,528
    Furniture, fixtures and equipment................................   13,240      11,885
                                                                       -------     -------
                                                                        39,826      38,009
    Less accumulated depreciation....................................   17,675      15,815
                                                                       -------     -------
                                                                       $22,151     $22,194
                                                                       =======     =======

     Certain office facilities are occupied under operating lease arrangements with future annual rentals as follows:

                                                              (DOLLARS IN THOUSANDS)
               Year ended September 30:
                         1997...............................          $  279
                         1998...............................             281
                         1999...............................             283
                         2000...............................             281
                         2001...............................             228
                         Thereafter.........................             722
                                                                      ------
                                                                      $2,074
                                                                      ======

     Total rent expense was approximately $452,000, $360,000, and $256,000 for the years ended September 30, 1996, 1995 and 1994, respectively.

9. REAL ESTATE

     Investments in real estate are summarized as follows:

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1996         1995
                                                                       ------       ------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
    Acquired through foreclosure.....................................  $2,751       $4,185
    Allowance for estimated losses...................................    (382)        (302)
                                                                       ------       ------
                                                                        2,369        3,883
                                                                       ------       ------
    Acquired for development.........................................     268          312
    Allowance for estimated losses...................................    (125)        (142)
                                                                       ------       ------
                                                                          143          170
                                                                       ------       ------
                                                                       $2,512       $4,053
                                                                       ======       ======

     Sales of real estate owned (gross of gains and losses) during fiscal 1996 and 1995 were $4.2 million and $5.1 million, respectively, of which, Liberty Bank provided financing for $350,000 and $3.7 million during the same periods.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     Changes in the allowance for estimated losses on real estate for the years ended September 30, 1996, 1995, and 1994 are as follows:

                                                                       SEPTEMBER 30,
                                                                ---------------------------
                                                                 1996     1995        1994
                                                                ------   -------     ------
                                                                   (DOLLARS IN THOUSANDS)
    Acquired through foreclosure:
      Balance, beginning of year..............................  $  302   $ 2,908     $2,277
      Provision for estimated losses..........................     413       507      1,097
      Charge-offs, net........................................    (333)   (3,113)      (466)
                                                                ------   -------     ------
      Balance, end of year....................................  $  382   $   302     $2,908
                                                                ======   =======     ======
    Acquired for development:
      Balance, beginning of year..............................  $  142   $   158     $  177
      Charge-offs, net........................................     (17)      (16)       (19)
                                                                ------   -------     ------
      Balance, end of year....................................  $  125   $   142     $  158
                                                                ======   =======     ======

10. NOTES PAYABLE AND OTHER BORROWED MONEY

     Notes payable and other borrowed money are summarized as follows:

                                                                         SEPTEMBER 30,
                                                                      --------------------
                                                                        1996        1995
                                                                      --------     -------
                                                                          (DOLLARS IN
                                                                           THOUSANDS)
    Advances from the Federal Home Loan Bank of Atlanta:
      Short term (interest rates ranging from 5.42% to 6.05% and
         5.91% to 8.95% at September 30, 1996 and 1995,
         respectively)..............................................  $164,449     $80,500
      Long term (interest rates ranging from 4.64% to 7.14% and
         5.05% to 5.09% at September 30, 1996 and 1995,
         respectively)..............................................    20,211       8,000
                                                                      --------     -------
                                                                      $184,660     $88,500
                                                                      ========     =======

     Liberty Bank's unused borrowing capacity with the Federal Home Loan Bank ("FHLB") of Atlanta at September 30, 1996 was approximately $32.4 million in advance and warehouse lines of credit. Additionally, Liberty Bank has approximately $30.0 million in fed fund lines with correspondent banks.

     At September 30, 1996, contractual principal maturities of long-term notes payable and other borrowed money are as follows:

                                                              (DOLLARS IN THOUSANDS)
               1997.........................................         $     --
               1998.........................................            8,000
               1999.........................................           10,000
               2000.........................................               --
               2001.........................................               --
               2002 and thereafter..........................            2,211
                                                                      -------
                                                                     $ 20,211
                                                                      =======

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     The following table sets forth the outstanding, maximum month-end and average balances of short-term FHLB advances and other short-term borrowings and the associated weighted average interest rates at the dates indicated.

                                                                      SEPTEMBER 30,
                                                               ----------------------------
                                                                 1996      1995      1994
                                                               --------   -------   -------
                                                                  (DOLLARS IN THOUSANDS)
    Outstanding balance, end of period.......................  $164,449   $80,500   $33,250
    Maximum month end balance................................   164,449    92,500    47,250
    Average balance outstanding during the year..............    91,298    49,279    28,668
    Weighted average interest rate, end of period............      5.50%     6.25%     5.91%
    Weighted average interest rate, during the period........      5.81%     6.11%     4.48%

     Advances from the FHLB of Atlanta are collateralized by residential first mortgage loans and mortgage-backed and government agency securities with unpaid principal balances aggregating approximately $195 million and $140 million at September 30, 1996 and 1995, respectively. At September 30, 1996, Liberty Bank was required to collateralize its advances with acceptable collateral with a lendable collateral value equal to 100% of advances outstanding. The lendable collateral value of the residential first mortgage loans and mortgage-backed securities pledged to the advances was 85% and 90% of their fair market value, respectively.

11. SUBORDINATED DEBENTURES

     Subordinated debentures are summarized as follows:

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1996        1995
                                                                       -------     -------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
    8 1/4% Convertible subordinated debentures due August 1, 2005....  $    62     $   664
    11% Subordinated debentures due August 1, 2004...................   16,116      16,116
    8 1/4% Subordinated debentures due August 1, 2004................      379         379
                                                                       -------     -------
                                                                        16,557      17,159
    Discounts and capitalized issuance costs.........................   (4,402)     (4,658)
                                                                       -------     -------
                                                                       $12,155     $12,501
                                                                       =======     =======
    Accretion of discounts and amortization of issuance costs........  $   244     $   206
                                                                       =======     =======

     On September 5, 1996 the Company issued a redemption notice for the Company's 8 1/4% convertible debentures due August 1, 2005. As of September 30, 1996, $62,000 plus accrued interest was payable to holders on the redemption date of October 7, 1996. The remaining holders elected to convert into common stock at the conversion price of $10.89 per share.

     In 1991, the Company issued $16.2 million and $379,000 principal amount of 11.00% and 8 1/4% subordinated debentures due August 1, 2004, respectively. Both of these issues are not convertible and may be redeemed at the option of the Company, in whole or in part, after August 1, 1993 at the principal amount plus accrued interest and at a premium if redeemed before August 1, 1998. Periodic interest and principal payments on the debentures are made directly by Liberty Bank. The initial premium was 5.00% and declines annually each August 1 beginning in 1994. The premium at September 30, 1996 was 2.00%. There is no mandatory redemption of these debentures prior to maturity.

     The following provisions apply to all subordinated debentures. The indentures provide, among other things, that the Company will not dispose of the capital stock of Liberty Bank nor will it permit Liberty Bank to issue securities that are convertible into the capital stock of Liberty Bank if the Company would own less than 80% of the outstanding shares of any voting class of stock. The liability of the Company on the indebtedness is subordinated to all senior indebtedness as defined in the indentures. At September 30, 1996,

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES the Company had approximately $962 million of outstanding indebtedness (including approximately $760 million in deposits) that would constitute senior indebtedness under the indentures.

12. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Liberty Bank enters into financing arrangements with approved brokers, dealers and individuals whereby securities are sold under agreements to repurchase identical or substantially identical securities at a future date ("repurchase agreements"). These arrangements are reflected as financing transactions in that the securities sold are reported as assets in the accompanying financial statements with the proceeds of sale reflected as borrowings. These financing arrangements generally have maturities ranging from 30 to 180 days. Generally, securities sold under agreements to repurchase are under the control of the counterparty during the term of the agreement. Selected data concerning repurchase agreements is presented below.

                                                                           SEPTEMBER 30,
                                                                     --------------------------
                                                                      1996      1995      1994
                                                                     -------   -------   ------
                                                                       (DOLLARS IN THOUSANDS)
Mortgage-backed securities sold under agreements to repurchase at year end:
  Book value.......................................................  $23,088   $ 4,287   $1,773
  Market value.....................................................  $23,010   $ 4,344   $1,781
Obligations under repurchase agreements at year end:
  Identical securities.............................................  $16,644   $ 4,315   $1,660
Maximum borrowings under repurchase agreements for the year:
  Identical securities.............................................  $29,402   $24,839   $9,493
Average borrowings under repurchase agreements for the year:
  Identical securities.............................................  $14,941   $ 9,463   $3,898
Weighted average interest rate on repurchase agreements at year
  end:.............................................................     4.89%     6.07%    4.47%

13. INCOME TAXES

     The Company files a consolidated federal income tax return. The Company is allowed to determine its bad debt deductions for tax purposes under either the percentage of taxable income method (limited to 8% of taxable income before such deduction), or the experience method. Generally, the experience method is based on actual loss experience. For the tax years ended September 30, 1995 and 1994, Liberty Bank determined its bad debt reserve deduction based on the actual loss experience method. For the tax year ended September 30, 1996, Liberty Bank determined its bad debt reserve deduction based on the percentage of taxable income method.

     The provision for federal income taxes consists of the following:

                                                                        SEPTEMBER 30,
                                                                  -------------------------
                                                                   1996      1995     1994
                                                                  -------   ------   ------
                                                                   (DOLLARS IN THOUSANDS)
    Current.....................................................  $ 5,858   $3,394   $2,557
    Deferred....................................................   (1,956)    (187)     193
                                                                  -------   ------   ------
              Total.............................................  $ 3,902   $3,207   $2,750
                                                                  =======   ======   ======

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     Actual income taxes (including income tax (benefit) on extraordinary items) differ from income taxes computed at the federal corporate statutory rate of 34% as shown below:

                                                                         SEPTEMBER 30,
                                                                     ----------------------
                                                                     1996     1995     1994
                                                                     ----     ----     ----
    Statutory federal income tax rate..............................  34.7%    34.0%    34.0%
    Bad debt deduction.............................................    --     (8.9)     2.2
    Amortization of intangible assets..............................   1.8      1.3      1.0
    Tax exempt interest............................................   (.8)     (.9)    (1.6)
    Other, net.....................................................  (2.3)     2.9     (4.3)
                                                                     ----     ----     ----
    Effective federal income tax rate..............................  33.4%    28.4%    31.3%
                                                                     ====     ====     ====

     Deferred income taxes included in the consolidated statements of financial condition is presented net. Gross deferred tax assets and deferred tax liabilities as of September 30, 1996 and 1995 are as follows:

                                                                        SEPTEMBER 30,
                                                                    ----------------------
                                                                     1996           1995
                                                                    ------         -------
                                                                    (DOLLARS IN THOUSANDS)
    Deferred Tax Assets:
      Allowance for estimated loan losses.........................  $1,970         $ 1,652
      Deferred loan fees..........................................      51             136
      Real estate owned loss allowance............................      44             346
      Reserve for uncollected late fees...........................      89             102
      Purchase accounting adjustments, net........................     155             211
      Other reserves..............................................     236             249
      Unrealized loss on securities available-for-sale............      91             248
      SAIF recapitalization assessment............................   1,261              --
      Other.......................................................     359             283
                                                                    ------         -------
              Total deferred tax assets...........................   4,256           3,227
                                                                    ------         -------
    Deferred Tax Liabilities:
      Section 481 mark-to-market adjustment.......................     264             384
      Depreciation................................................     280             497
      Cancellation of indebtedness................................     346             353
      Loan swap...................................................     116             140
      Loan discounts..............................................     437             466
      FHLB stock..................................................   1,313           1,275
      Loan origination fees.......................................     370             358
      Purchase accounting adjustments, net........................     172             251
      Unrealized gain on securities available-for-sale............     152             470
      Other, net..................................................     356             297
                                                                    ------         -------
         Total deferred tax liabilities...........................   3,806           4,491
                                                                    ------         -------
              Total net deferred tax asset (liability)............  $  450         $(1,264)
                                                                    ======         =======

     The Company's management has determined that it is more likely than not that its net deferred tax asset will be realized. This is based on the existence of taxable income in the form of future reversals of existing taxable temporary differences and taxable income in prior carryback years that is sufficient to allow realization of the tax benefit of the Company's existing deductible temporary differences. The Company is not aware of any material uncertainties existing at September 30, 1996 that may affect the realization of the Company's

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES deferred tax assets. The Company evaluates the realizability of deferred tax assets quarterly by assessing the need for a valuation allowance.

     Earnings appropriated to bad debt reserves established for income tax purposes cannot be used for any purpose other than to absorb bad debt losses without recognition of taxable income. Dividends may be paid out of unappropriated retained earnings without the imposition of any tax to the extent that the amounts paid as dividends do not exceed earnings and profits as calculated for federal income tax purposes. The Company has a taxable temporary difference relating to its bad debt reserves for which Liberty Bank has not provided a deferred tax liability. The temporary difference is the amount of the base year tax bad debt reserve (i.e., tax bad debt reserves that arose in tax years beginning before December 31, 1987). As of the year ended September 30, 1996, the cumulative amount of this temporary difference for which the Company is not required to recognize a deferred tax liability is approximately $12.0 million. The amount of the unrecognized deferred tax liability related to this temporary difference is $4.2 million.

     The Company's income tax returns are periodically examined by various taxing authorities. During the fiscal year ended September 30, 1996, First Liberty and the Internal Revenue Service ("IRS") reached a settlement in connection with the IRS's examination of the Company's federal income tax returns for the tax years ended September 30, 1986 through 1989. This settlement is reflected in the financial statements for the year ending September 30, 1996 and did not have a material impact on the consolidated financial statements.

     The Company and other financial institutions in Georgia are subject to the same taxes, state and local, as any other corporation in Georgia. The Georgia corporate income tax rate is 6% and is based on federal taxable income, with certain adjustments. The primary difference between taxable income for state and federal income tax purposes is interest income on United States Government obligations, which is not taxable for state income tax purposes.

14. PREFERRED STOCK

     In September 1995 and December 1994, in connection with the respective acquisitions of Tifton and CBC, the Company issued $7.6 million in Series B 6.00% Cumulative Convertible Preferred ("Series B") stock. The shares have a liquidation preference of $25.00 per share. Dividends on the Series B stock are cumulative at an annual rate of $1.50 per share and are payable quarterly. Each share of the Series B stock is convertible at the option of the holder into 1.79 shares of common stock, at a conversion price of $14.00 per share of common stock, subject to adjustment in certain circumstances. The Company, at its option, may redeem the Series B stock at any time on or after January 1, 1997.

     In July 1995 the Company redeemed 2,537 shares of its Series A 7.75% Cumulative Convertible Preferred (Series "A") stock for $66,879, plus accrued and unpaid dividends. Each share of the Series A was convertible into three shares of the Company's common stock. The remaining 457,463 shares of the Series A stock were converted into 1,372,389 shares of the Company's common stock on that date.

     Prior to July 1995, the Series A stock had a liquidation preference of $25 per share. Dividends on the stock were cumulative at an annual rate of $1.9375 per share and were payable quarterly. Each share of Series A stock was convertible at the option of the holder into three shares of common stock, at a conversion price of $8.33.

     Dividends declared during 1996 and 1995 were $454,000 and $864,000, respectively. Dividends paid during 1996 and 1995 were $406,000 and $798,000, respectively.

     As required by APB Opinion No. 15, supplementary primary earnings per share data is presented for each of the years effected in the three-year period ended September 30, 1996. For the computation of supplementary primary earnings per share, shares issued in July 1995 for the conversion of preferred stock originally

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES issued in February 1993, are included in the weighted average shares outstanding from the beginning of each period and, accordingly, net income has not been reduced by preferred dividends.

     Supplementary primary earnings per share is as follows:

                                                                  YEARS ENDED SEPTEMBER 30,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Net income per share of common stock........................  $     1.31     $     1.01
    Average number of shares outstanding........................   5,982,318      6,005,631

15. REGULATORY RESTRICTIONS

     Liberty Bank is subject to various regulatory capital requirements administered by the federal banking agencies. The regulations require Liberty Bank to meet specific capital adequacy guidelines that involve quantitative measures of Liberty Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Liberty Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that could have a direct material effect on the Company's financial statements.

     Quantitative measures established by regulation to ensure capital adequacy require Liberty Bank to maintain minimum amounts and ratios (set forth in the table below) of total and core capital (as defined in the regulations) to risk-weighted assets (as defined), and of tangible capital (as defined) to assets (as defined). As of September 30, 1996 Liberty Bank met all capital adequacy requirements to which it is subject.

     As of September 30, 1996, the most recent notification from the Office of Thrift Supervision ("OTS"), Liberty Bank was categorized as well capitalized under the regulatory framework for prompt corrective action.

     The following table reflects Liberty Bank's compliance with its regulatory capital requirements at September 30, 1996:

                                                   ACTUAL           REQUIRED          EXCESS
                                               ---------------   --------------   --------------
                                               AMOUNT      %     AMOUNT     %      AMOUNT    %
                                               -------   -----   -------   ----   -------   ----
                                                            (DOLLARS IN THOUSANDS)
    Core capital.............................  $62,673    5.89   $31,915   3.00   $30,758   2.89
    Tangible capital.........................   61,003    5.74    15,933   1.50    45,070   4.24
    Risk-based capital.......................   82,676   10.75    61,520   8.00    21,156   2.75

     As required by regulations, Liberty Bank, at the time of its conversion to a stock institution, established a liquidation account and maintains the account for the benefit of its depositors at that time who continue to have funds on deposit. The initial balance of this liquidation account was equal to the institution's net worth prior to conversion of $15,722,000. In the event of a complete liquidation of the institution (and only in such event), each such depositor who continues to be a depositor at the time of such liquidation shall be entitled to receive a liquidation distribution from this account in the amount of the then current adjusted balance for deposits held, before any liquidation distribution may be made to shareholders. This account is reduced annually in proportion to the reduction of eligible savings account balances measured on each fiscal year end.

     Liberty Bank is prohibited from declaring or paying cash dividends on its common stock if the payment thereof would cause a reduction in its regulatory capital below either the liquidation account or the capital requirements set by the OTS or, without the prior approval of the OTS, if the amount of dividends to be paid in any year would exceed 50% of its net income for the fiscal year in which the dividend is declared (except that permitted dividends may be deferred and paid in a subsequent year). No dividends were declared during fiscal 1994 and 1996. During fiscal 1995 Liberty bank declared and paid dividends to First Liberty in the

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES amounts of $6.3 million and $3.2 million, respectively. Liberty Bank paid dividends to the Company during fiscal 1996 in the amount of $3.6 million.

     The Federal Reserve Board requires depository institutions to maintain noninterest-bearing reserves against their deposit transaction accounts, non-personal time deposits (transferrable or held by a person other than a natural person) with an original maturity of less than one and one-half years and certain money market deposit accounts. Federal Reserve regulations currently require financial institutions to maintain average daily reserves equal to 3% on all amounts from $4.3 million to $52.0 million of net transactions, plus 10% on the remainder. Liberty Bank maintained $4.7 million in reserves at September 30, 1996.

16. EMPLOYEE BENEFIT PLANS

     The First Liberty Financial Corp. Employee Savings and Stock Ownership Plan (the "ESSOP") is both a qualified retirement plan and an employee stock ownership plan. The Company may make discretionary contributions of the Company common stock to the employee stock ownership plan portion of the ESSOP in an amount not more than 10% of the total compensation of participants for the plan year. Under the 401(k) portion of the ESSOP, the Company will make matching contributions of the Company common stock in amounts determined annually by its Board of Directors. Dividends earned on the Company common stock are retained in the ESSOP.

     The Company also has an Officer Profit Sharing Plan (the "OPSP"), which was designed to reward the Company's officers for their collective effort in maximizing the Company's "core earnings," (as defined in the OPSP agreement). The OPSP provides that if core earnings for the fiscal year equal or exceed a predetermined minimum core earnings, the OPSP participants will receive additional cash compensation based upon a percentage of annual salary, with the percentage increasing as the amount of core earnings increases.

     The contributions to the ESSOP and the OPSP included in the accompanying financial statements are as follows:

                                                                        SEPTEMBER 30,
                                                                    ----------------------
                                                                    1996     1995     1994
                                                                    ----     ----     ----
                                                                    (DOLLARS IN THOUSANDS)
    ESSOP.........................................................  $211     $201     $302
    OPSP..........................................................  $710     $501     $450

     The Company also has a Nonqualified Deferred Compensation Plan (the "NDCP") (formerly known as the Executive Deferred Compensation Plan) established in 1995, in which directors and officers holding the title of First Vice President or above may participate. The NDCP provides a means of enabling participating officers to defer portions of their compensation in excess of the amounts which they contribute to the ESSOP and participating directors to defer the fees received for their services. The amount which a participant presently may defer under the NDCP is ten percent of total annual compensation.

17. STOCK OPTIONS

     The Company granted options to purchase its common stock to certain officers and key employees under an Incentive Stock Option Plan ("ISOP") which was approved by the Company's stockholders in 1984. The options are exercisable for a period of up to five years from the date of issuance under the Plan. The ISOP expired in 1993.

     The First Liberty Financial Corp. 1992 Stock Incentive Plan (the "1992 Plan") was adopted by the Board of Directors of the Company in November 1992 and approved by the stockholders in March 1993. The stock granted under the 1992 Plan is the $1.00 par value common stock. The Company has been authorized to

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES issue up to 573,000 shares of common stock, in the aggregate, under the 1992 Plan, and unexercised option shares of common stock allocable to expired or terminated options may again be granted under that plan. As of September 30, 1996, there were 245,250 shares available for grant. The 1992 Plan is administered by the Compensation and Benefits Committee of the Company's Board of Directors ("the Committee").

     Incentive stock options and other stock options granted under the 1992 Plan must be at a price not less than the fair market value of the shares at the date of grant. Options granted under the plan must be exercised within the earlier of: (i) three months after the optionee ceases to be employed by the Company for any reason other than death or disability; (ii) the expiration date as determined by the Committee, listed in the option agreement; (iii) immediately upon termination of employment for cause; (iv) one year after termination of employment because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while employed by the Company, (b) within three months after termination of employment, or (c) within one year after employment terminated due to disability. The Committee may extend the above expiration dates for any non-incentive stock options it grants.

     The 1992 Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding option, or (ii) on the last date upon which options may be granted under the plan (which may not be later than ten years after the date on which the plan is adopted), subject to its earlier termination by the Board of Directors at any time.

     Information with regard to options issued under the ISOP during each of the three fiscal years in the period ended September 30, 1996 and under the 1992 plan during the years then ended is as follows:

                                                          ISOP                1992 PLAN
                                                    -----------------     -----------------
                                                    OPTION    AVERAGE     OPTION    AVERAGE
                                                    SHARES     PRICE      SHARES     PRICE
                                                    -------   -------     -------   -------
        Options outstanding at September 30,
          1993....................................  171,000    $4.23      105,000   $  7.39
        Issued....................................       --       --       85,500     10.15
                                                    -------               -------
        Options outstanding at September 30,
          1994....................................  171,000     4.23      190,500      8.63
        Issued....................................       --       --       22,500     10.67
        Exercised.................................  (45,000)    3.76      (10,500)     5.83
        Canceled..................................       --       --      (45,000)     9.33
                                                    -------               -------
        Options outstanding at September 30,
          1995....................................  126,000     4.39      157,500      8.91
        Issued....................................       --       --      152,250     14.59
        Exercised.................................  (74,400)    3.62           --        --
                                                    -------               -------
        Options outstanding at September 30,
          1996....................................   51,600     5.50      309,750     11.70
                                                    =======               =======

     Under the 1992 Plan, the number of shares exercisable at September 30, 1996 and 1995 was 152,000 and 78,000, respectively. All options under the ISOP were exercisable during the above periods.

     On October 26, 1995, the Board of Directors of First Liberty (the "Board") approved an amendment to the 1992 Plan to provide that options granted on and after that date will be exercisable over a period of ten years from date of grant rather than five years from date of grant and to increase the number of shares available for grant under that plan. This amendment was approved by First Liberty's stockholders at the 1996 Annual Meeting of Stockholders (the "1996 Annual Meeting").

     On November 21, 1995, the Board adopted the First Liberty Financial Corp. 1995 Director Stock Option Plan (the "DSOP"), which was approved by First Liberty's stockholders at the 1996 Annual Meeting. The DSOP is intended to further the growth and development of First Liberty by encouraging its directors who are not employees of First Liberty to obtain proprietary interest in First Liberty by acquiring its stock. Up to 75,000 shares of common stock, in the aggregate, may be granted to non-employee directors under the DSOP.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

     Information with regard to options issued under the DSOP during the fiscal year ended September 30, 1996 is as follows:

                                                                               DSOP
                                                                        ------------------
                                                                        OPTION     AVERAGE
                                                                        SHARES      PRICE
                                                                        ------     -------
    Options outstanding at September 30, 1995.........................      --     $    --
    Issued............................................................  46,500       14.66
                                                                        ------
    Options outstanding at September 30, 1996.........................  46,500       14.66
                                                                        ======

18.  FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK

     The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include loan commitments and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Company has no significant concentrations of credit risk with any individual counterparty to originate loans. The Company's lending is concentrated in Georgia, its primary market area. The contract or notional amounts of financial instruments with off-balance sheet risk at September 30, 1996 and 1995 are as follows:

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                        1996        1995
                                                                       -------     -------
                                                                           (DOLLARS IN
                                                                           THOUSANDS)
    Commitments to originate loans:
      Fixed rate.....................................................  $86,163     $47,236
      Adjustable rate................................................   35,607      19,299
    Standby letters of credit........................................      240         945
    Delivery forward placement contracts:
      Mandatory......................................................   43,164      35,781
      Optional.......................................................    2,000       4,000

     Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

     The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     Mandatory and optional forward placement contracts (which are held for purposes other than trading) are used by the Company to hedge its interest rate exposure during the period from when the Company extends an interest rate lock to a loan applicant until the time in which the loan is sold. Realized gains and losses on the mandatory and optional forward contracts are recognized in gain
(loss) from sales of loans in the period settlement occurs. Unrealized gains and losses on these contracts are included in the lower of cost or

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES market valuation adjustment to loans available-for-sale. The mandatory and optional forward contracts above covered the market risk associated with the pipeline loans less predicted fallout at September 30, 1996 and 1995 of $45,310 and $40,129, respectively.

     The Company has not recorded specific liabilities for credit risk associated with off-balance sheet financial instruments. Credit risk associated with commitments to originate loans is mitigated through the purchase of commitments to sell such loans generally within 90 days of origination. Credit risk associated with standby letters of credit is considered in the assessment of the allowance for estimated loan losses.

     Liberty Bank's risk with respect to mortgage servicing losses results from unrecoverable advances of delinquent principal, interest and tax payments made on behalf of mortgagors. Liberty's mortgage servicing department controls the risk of this portfolio on an ongoing basis. Liberty Bank has not suffered significant losses from its mortgage servicing activities.

19. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments were as follows.

                                                        SEPTEMBER 30, 1996    SEPTEMBER 30, 1995
                                                        -------------------   -------------------
                                                        CARRYING     FAIR     CARRYING     FAIR
                                                         AMOUNT     VALUE      AMOUNT     VALUE
                                                        --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Financial Assets:
  Cash, due from banks, fed funds sold and repurchase
     agreements.......................................  $ 67,632   $ 67,632   $ 47,262   $ 47,262
  Securities available-for-sale.......................   200,017    200,017    167,613    167,613
  Loans, net..........................................   720,178    719,380    625,641    629,306
  Loans available-for-sale............................    26,906     26,906     22,282     22,282
  Mortgage servicing rights...........................     6,132      7,959      2,076      3,463
Financial Liabilities:
  Deposits............................................  $760,494   $760,136   $719,226   $719,343
  Federal Home Loan Bank advances.....................   184,660    184,812     88,500     88,353
  Subordinated debentures.............................    12,155     16,887     12,501     17,654
  Securities sold under agreements to repurchase......    16,644     16,644      4,315      4,315
Off-Balance-Sheet Financial Instruments:
  Standby letters of credit...........................  $    240   $    240   $    945   $    945
  Commitments to originate loans......................    76,452     76,624     66,535     66,611
  Mandatory commitments to sell loans.................    43,164     43,298     35,781     35,708
  Optional commitments to sell loans..................     2,000      2,007(1)    4,000     4,003(1)
  Loan servicing rights...............................        --      5,034         --      6,397

---------------

(1) Excludes net unamortized option fees of $17,369 at September 30, 1996, and $23,240 at September 30, 1995.

     The fair value disclosures provided exclude certain financial instruments and all nonfinancial instruments from its disclosure requirements. The disclosures also do not include certain intangible assets, such as customer relationships, deposit base intangible and goodwill. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

20. CONTINGENCIES

     The Company is from time to time a defendant in legal actions from normal business activities. Management does not anticipate that the ultimate liability arising from litigation outstanding at September 30, 1996, will have a materially adverse effect on the Company's financial position, results of operations or liquidity.

21. FINANCIAL INFORMATION OF FIRST LIBERTY FINANCIAL CORP. (PARENT ONLY)

     First Liberty's statements of financial condition (parent only) as of September 30, 1996 and 1995 and the related statements of income and cash flows for each of the three years in the period ended September 30, 1996 are as follows:

                       STATEMENTS OF FINANCIAL CONDITION

                                                                         SEPTEMBER 30,
                                                                      --------------------
                                                                       1995         1994
                                                                      -------      -------
                                                                          (DOLLARS IN
                                                                           THOUSANDS)
                                            ASSETS
    Cash............................................................  $    92(1)   $    75(1)
    Other investments...............................................    6,850(1)     8,050(1)
    Real estate, net................................................      142          170
    Dividends receivable from Liberty Bank..........................       --        3,555(1)
    Investment in Liberty Bank......................................   71,341(1)    63,375(1)
    Other assets....................................................        1           65
                                                                      -------      -------
              Total assets..........................................  $78,426      $75,290
                                                                      =======      =======
                             LIABILITIES AND STOCKHOLDERS' EQUITY
    Dividends payable...............................................  $   638      $   581
    Other liabilities...............................................    1,338        4,040
                                                                      -------      -------
              Total liabilities.....................................    1,976        4,621
                                                                      -------      -------
    Stockholders' equity:
      Series B Preferred stock......................................    7,564        7,564
      Common stock..................................................    6,104        5,974
      Additional paid-in capital....................................   26,132       25,376
      Retained earnings.............................................   36,804       31,593
      Net unrealized gain on securities available-for-sale, net of
         taxes......................................................      115          431
      Treasury stock at cost........................................     (269)        (269)
                                                                      -------      -------
              Total stockholders' equity............................   76,450       70,669
                                                                      -------      -------
              Total liabilities and stockholders' equity............  $78,426      $75,290
                                                                      =======      =======

---------------

(1) Eliminates in consolidation.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                  FIRST LIBERTY FINANCIAL CORP. (PARENT ONLY)

                              STATEMENTS OF INCOME

                                                                    YEARS ENDED SEPTEMBER 30,
                                                                   ----------------------------
                                                                    1996       1995       1994
                                                                   ------     ------     ------
                                                                      (DOLLARS IN THOUSANDS)
Income:
  Interest income on other investments...........................  $  233(1)  $  302(1)  $  282(2)
  Cash dividends from Liberty Bank(2)............................   3,555      3,198         --
  Other income...................................................       1          1         --
                                                                   ------     ------     ------
          Total income...........................................   3,789      3,501        282
                                                                   ------     ------     ------
Expense:
  Directors fees.................................................      --         30         18
  Other expense..................................................     117        106         79
                                                                   ------     ------     ------
          Total expense..........................................     117        136         97
                                                                   ------     ------     ------
Income before income tax expense and equity in undistributed net
  income of Liberty Bank.........................................   3,672      3,365        185
Income tax expense...............................................      40         57         63
                                                                   ------     ------     ------
Income before equity in undistributed net income of Liberty
  Bank...........................................................   3,632      3,308        122
Equity in undistributed net income of Liberty Bank(2)............   4,138      4,763      5,927
                                                                   ------     ------     ------
Net income.......................................................   7,770      8,071      6,049
Dividends on preferred stock.....................................     454        864        891
                                                                   ------     ------     ------
Net income applicable to common stockholders.....................  $7,316     $7,207     $5,158
                                                                   ======     ======     ======

---------------

(1) $231,000 in 1996 and $297,000 in 1995 eliminates in consolidation.
(2) Eliminates in consolidation.

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

                  FIRST LIBERTY FINANCIAL CORP. (PARENT ONLY)

                            STATEMENTS OF CASH FLOW

                                                                   YEARS ENDED SEPTEMBER 30,
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
                                                                    (DOLLARS IN THOUSANDS)
Operating Activities:
  Cash flows from operating activities:
     Net income...............................................  $ 7,770     $ 8,071     $ 6,049
     Equity in undistributed earnings of Liberty Bank.........   (4,138)     (4,763)     (5,927)
     Other, net...............................................      917         (28)        198
                                                                -------     -------     -------
          Total adjustments...................................   (3,221)     (4,791)     (5,729)
                                                                -------     -------     -------
Net cash provided by operating activities.....................    4,549       3,280         320
                                                                -------     -------     -------
Investing Activities:
  Cash flows from investing activities:
     Net decrease in other investments........................    1,200       1,490       1,733
     Cash paid in acquisitions................................   (3,555)     (3,198)         --
     Sale of real estate......................................       28          28          27
                                                                -------     -------     -------
Net cash provided by (used in) investing activities...........   (2,327)     (1,680)      1,760
                                                                -------     -------     -------
Financing Activities:
  Cash flows from financing activities:
     Issuance of common stock.................................      270         230          --
     Redemption of preferred stock............................       --         (66)         --
     Dividends paid on stock..................................   (2,475)     (1,700)     (2,077)
                                                                -------     -------     -------
Net cash used in financing activities.........................   (2,205)     (1,536)     (2,077)
                                                                -------     -------     -------
  Net increase in cash........................................       17          64           3
  Cash beginning of period....................................       75          11           8
                                                                -------     -------     -------
  Cash end of period..........................................  $    92     $    75     $    11
                                                                =======     =======     =======
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
     Income taxes.............................................  $ 5,687     $ 2,665     $ 3,688

                 FIRST LIBERTY FINANCIAL CORP. AND SUBSIDIARIES

22. CONSOLIDATED CONDENSED QUARTERLY RESULTS OF INCOME (UNAUDITED)

     The following summarizes the consolidated condensed quarterly results of income (unaudited) for the year ended September 30, 1996:

                                                                 QUARTERS ENDED,
                                                --------------------------------------------------
                                                DECEMBER 31   MARCH 31   JUNE 30   SEPTEMBER 30(1)
                                                -----------   --------   -------   ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
    Total interest income.....................    $18,259     $18,159    $18,985       $19,679
    Net interest income.......................      8,225       8,196      8,674         9,175
    Provision for estimated losses on loans...        300         300        300           888
    Net income................................      2,375       2,479      2,585           331
    Dividends on preferred stock..............        113         113        113           115
                                                  -------     -------    -------       -------
    Net income applicable to common
      stockholders............................    $ 2,262     $ 2,366    $ 2,472       $   216
                                                  =======     =======    =======       =======
    Earnings per common share:
      Primary.................................    $   .37     $   .39    $   .41       $   .04
      Fully diluted...........................        .36         .37        .39           .04
    Dividends per common share:...............        .08         .08        .09           .09

---------------

(1) The fourth quarter included a one-time FDIC assessment to recapitalize the SAIF in the amount of $3.6 million pre tax, equaling $2.3 million and $.35 per fully diluted share after tax.

     The following summarizes the consolidated condensed quarterly results of income (unaudited) for the year ended September 30, 1995:

                                                                  QUARTERS ENDED,
                                                  -----------------------------------------------
                                                  DECEMBER 31   MARCH 31   JUNE 30   SEPTEMBER 30
                                                  -----------   --------   -------   ------------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
    Total interest income.......................    $13,498     $15,159    $16,022     $ 16,811
    Net interest income.........................      6,468       7,044      7,583        7,662
    Provision for estimated losses on loans.....        300         300        300          540
    Net income..................................      1,765       2,027      2,086        2,193
    Dividends on preferred stock................        240         279        278           67
                                                    -------     -------    -------      -------
    Net income applicable to common
      stockholders..............................    $ 1,525     $ 1,748    $ 1,808     $  2,126
                                                    =======     =======    =======      =======
    Earnings per common share:
      Primary...................................    $   .33     $   .37    $   .39     $    .39
      Fully diluted.............................        .29         .32        .33          .35
    Dividends per common share:.................        .07         .07        .07          .07

                                                                APPENDIX B

                                REVOCABLE PROXY
                         FIRST LIBERTY FINANCIAL CORP.
                           THIS PROXY IS SOLICITED BY
                         THE BOARD OF DIRECTORS FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

   The undersigned hereby acknowledges receipt of the enclosed Notice of Annual Meeting (the "Notice") and Proxy Statement for the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of First Liberty Financial Corp. (the "Company"), and hereby appoints THOMAS H. McCOOK, ROBERT F. HATCHER, and RICHARD
A. HILLS, JR., and each of them, proxies with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters which may come before the Annual Meeting, to be held in the Ballroom of the Crowne Plaza Hotel, 108 First Street, Macon, Georgia, on the date and at the time specified in the Notice, and at any and all adjournments thereof, as indicated below.

  1.  ELECTION OF DIRECTORS
      [ ] FOR all nominees listed below                  [ ] WITHHOLD AUTHORITY to vote for
        (except as marked to the contrary below)         all nominees listed below
      (INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
      THE NOMINEE'S NAME IN THE LIST BELOW)
                    Harold W. Peavy, Jr. (term expiring 1998)
                    Melvin I. Kruger, Jo Slade Wilbanks, and Herbert M. Ponder, Jr. (terms expiring 2000)
  2.  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

                   (Continued and to be signed on other side)

                          (Continued from other side)

   THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED TO A VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING.

   If the undersigned is present and elects to withdraw this proxy card and vote in person at the Annual Meeting or any adjournments thereof and notifies the Secretary of the Company at the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect.

                                           Please mark, date and sign exactly as
                                           your name appears on this proxy card.
                                           When shares are held jointly, both
                                           holders should sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give your
                                           full title. If the holder is a
                                           corporation or partnership, the full
                                           corporate or partnership name should
                                           be signed by a duly authorized
                                           officer.

                                           -------------------------------------
                                           SIGNATURE

                                           -------------------------------------
                                           SIGNATURE, IF SHARES HELD JOINTLY

                                           DATE:
                                           -------------------------------------

                      FIRST LIBERTY FINANCIAL CORP (LOGO)